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                             INTERLINQ OFFICE LEASE
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                               TABLE OF CONTENTS


Basic Lease Information                                               1

1. PREMISES..........................................................  4
2. TERM AND POSSESSION...............................................  4
3. RENT..............................................................  5
4. RESTRICTIONS ON USE...............................................  6
5. COMPLIANCE WITH LAWS..............................................  6
6. ALTERATIONS.......................................................  9
7. REPAIRS........................................................... 10
8. LIENS............................................................. 11
9. ASSIGNMENT OR SUBLETTING.......................................... 12
10. INSURANCE AND INDEMNIFICATION.................................... 15
11. WAIVER OF SUBROGATION............................................ 18
12. SERVICES TO LANDLORD............................................. 18
13. ESTOPPEL CERTIFICATE............................................. 18
14. HOLDING OVER..................................................... 19
15. SUBORDINATION.................................................... 19
16. RULES AND REGULATIONS............................................ 20
17. RE-ENTRY BY LANDLORD............................................. 20
18. INSOLVENCY OR BANKRUPTCY......................................... 21
19. DEFAULT.......................................................... 22
20. DAMAGE BY FIRE, ETC.............................................. 25
21. EMINENT DOMAIN................................................... 26
22. SALE BY LANDLORD................................................. 28
23. RIGHT OF LANDLORD TO PERFORM..................................... 28
24. SURRENDER OF PREMISES............................................ 29
25. WAIVER........................................................... 29
26. NOTICES.......................................................... 30
27. OPERATING COSTS.................................................. 30
28. TAXES PAYABLE BY TENANT.......................................... 35
29. SUCCESSORS AND ASSIGNS........................................... 35
30. ATTORNEY'S FEES.................................................. 36
32. SIGNAGE.......................................................... 36
33. CORPORATE AUTHORITY.............................................. 37
34. LEASE EFFECTIVE DATE............................................. 37
35. BROKERAGE FEES................................................... 37
36. FORCE MAJEURE.................................................... 38
37. CHANGE IN BUILDING NAME.......................................... 38
38. CERTAIN RIGHTS RESERVED BY LANDLORD.............................. 38
39. PERSONAL LIABILITY............................................... 39
40. QUIET ENJOYMENT.................................................. 39
41. MISCELLANEOUS.................................................... 39
42. OPTION TO RENEW.................................................. 40
43. USE OF ROOF AND BUILDING STORAGE................................. 41
44. DEFINITION OF LANDLORD'S NEGLIGENCE.............................. 41

     Exhibit A      Legal Description
     Exhibit B      Tenant Improvement Agreement
     Exhibit C      Tenant Estoppel Certificate
     Exhibit D      Rules and Regulations

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                    OFFICE LEASE -- BASIC LEASE INFORMATION



Lease Date:                   April 23, 1998

Commencement Date:            The later of November 1, 1998, or the date
                              possession of the Premises is tendered to Tenant following Substantial Completion of the Premises

Landlord:                     Pine Forest Co.

Address of Landlord:          1215 120th Ave. N.E., Suite 201
                              Bellevue, WA 98005-2155

Contact Person at Landlord:   Scott Hall

Tenant: INTERLINQ Software Corporation, a Washington corporation

Contact Person at Tenant:     Steve Yount

Address of Tenant Prior to
Commencement Date:            11255 Kirkland Way
                              Kirkland, WA 98033

Address of the Premises:      12000 N.E. 24th Street
                              Bellevue, WA 98005

Rentable Square Feet:         Approximately 35,320 Rentable Square Feet
                              located on two floors

Base Rent:                    First Year:    $54,451.67/month

                              Second Year:   $55,923.34/month

                              Third Year:    $57,395.00/month

                              Fourth Year:   $58,866.67/month

                              Fifth Year:    $60,338.34/month

                              Sixth Year:    $61,810.00/month

                              Seventh Year:  $63,281.67/month

Estim. of Basic Operating
Costs on Commencement Date:   $16,188.34/month

Estim. of Base Rent plus
Additional Rent on
Commencement:                 $70,640.01/month



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Fiscal Year for Operating
Costs:                        Calendar Year

Tenant's Proportionate
Share of Basic Operating
Costs:                        100%

Security Deposit:             $63,282 due upon execution of the Lease

Term: Eighty-four (84) months, commencing approximately November 1, 1998, and ending approximately October 31, 2005, or such date which is the monthly anniversary date in the 84th month after the Commencement Date (unless sooner terminated as provided hereunder), including any extensions as provided hereunder.

Options to Extend the Term:   Two (2) consecutive options to extend the Term for
                              an additional five (5) years each at 95% of the current market rates. Notice to be given no more than one (1) year or less than nine (9) months prior to the expiration of the then existing Term, which exercise is made by Tenant providing written notice to Landlord of the exercise of each option

Rate for Covered Parking
Stalls:                       Year 1:   Free
                              Year 2:   $615/month ($15.00 per stall per month)
                              Year 3:   $820/month ($20.00 per stall per month)
                              Year 4-7: $1025/month ($25.00 per stall per month)
                              Note: All uncovered parking at the Premises is free of charge

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information herein above set forth and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.



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Landlord:                               Tenant:
Pine Forest Co.,                        INTERLINQ Software Corporation,
a Washington corporation                a Washington corporation



By:  /s/ FRED BURNSTEAD                  By: [SIG]
     --------------------------------        -----------------------------------
     Fred Burnstead                      Its: VP Finance/CFO
     Its: President

















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                                LEASE AGREEMENT

THIS LEASE is made as of this 23rd day of April, 1998, between Pine Forest Co., a Washington corporation (hereinafter called "Landlord") and INTERLINQ Software Corporation, a Washington corporation (hereinafter called "Tenant").

1.   PREMISES.

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the entire two story office building and all related improvements and appurtenances (including without limitation pavement, curbs and gutters, sidewalks and landscaping located on real property at 12000 N.E. 24th Street, Bellevue, Washington 98005, and legally described in Exhibit "A" attached hereto and incorporated by this reference (hereinafter collectively called "Premises"). Tenant shall use and occupy the Premises for general office purposes, with a computer server room, lunch room with food preparation for employees, athletic facilities for employees, and other uses customary for a software development company, and for no other use or purpose without the prior written consent of Landlord.

2.   TERM AND POSSESSION.

          (a) The Term of this Lease shall be for the period specified in the Basic Lease Information, as that Term may be extended or terminated as provided herein. Landlord shall use its best reasonable efforts to deliver the Premises to Tenant on November 1, 1998. All permits required to construct the structural portions of the building shell and core have been obtained. The applications for tenant improvement permits have not yet been submitted. If Landlord cannot deliver possession by November 1, 1998, and such failure is not attributable to Landlord's gross negligence or willful misconduct, this Lease shall not be void or voidable, nor shall Landlord or its agent be liable to Tenant for any loss or damage resulting therefrom. Tenant shall not be liable for any rent until the Commencement Date (defined below) unless Tenant is responsible for a delay as provided in Exhibit B, Paragraph 14, in which case Tenant shall begin paying Rent as of the date that would have been the Commencement Date but for the Tenant Delay. If Landlord tenders possession of the Premises to Tenant prior to November 1, 1998, and the requirements for the Commencement Date have been met then the Term of this Lease and Tenant's obligations hereunder shall commence on the date that Landlord delivers such possession, if Tenant takes possession. Any failure to deliver possession by November 1, 1998 or delivery of possession prior to the Commencement Date shall not in any way affect the obligations of Tenant hereunder to lease the Premises.

          (b) The Commencement Date shall be the later of November 1, 1998, or the date on which one of the following sets of events has occurred: (i) the Premises have been Substantially Completed in accordance with the plans and specifications approved by Tenant and, the City of Bellevue has completed its inspection, approved the


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     Premises for occupancy by Tenant for its business operations as evidenced by issuance of a temporary certificate of occupancy, and the Premises have been tendered to Tenant, or (ii) the tenant takes possession of any or all of the Premises (except to the extent Tenant is entitled to early access pursuant to Paragraph 11, Exhibit B). Tenant's duty to pay Rent under this Lease shall commence on the Commencement Date. This Lease shall terminate on the day before the anniversary of the Commencement Date in the eighty-fourth (84th) month after the Commencement Date, unless sooner terminated (the "Termination Date") or extended under the terms of the Lease or by agreement of the parties. For example, if the Commencement Date were November 1, 1998, then the Termination Date would be October 31, 2005, if the Tenant does not exercise its option to extend the term.

          (c) Landlord agrees to complete construction of the Premises and to provide the Tenant Improvements as required in a separate Work Letter Agreement attached hereto as Exhibit "B" and made a part hereof. The term Substantial Completion as used in this Lease shall have the same meaning as that term is used in the Work Letter Agreement.

          (d) At either party's request both Landlord and Tenant will execute and deliver to each other a written statement specifying the Commencement Date and Termination Date.

          (e) If the Commencement Date has not occurred by March 1, 1999, and said delay is not caused by tenant's Delay or force majeure as described in paragraph 36 of this Lease, then tenant may terminate this Lease by written notice to Landlord; provided however that if the delay in the Commencement Date is caused by Tenant Delay or by force majeure as described in Paragraph 36 of this Lease, then Tenant's termination right in this sentence does not arise until June 1, 1999.

3.   RENT.

          (a) Tenant shall pay Base Rent to Landlord throughout the term of this Lease as specified in the Basic Lease Information, without notice. Base Rent shall be payable in monthly installments in advance on the first day of each month during every year of the term in lawful money of the United States, without deduction or offset. It shall be paid to Landlord at the address specified in the Basic Lease Information, or to such other firm or to such other place as Landlord may from time to time designate in writing by notice to Tenant. If this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the monthly rental for the fractional month shall be appropriately prorated based on a thirty (30) day month. "Rent" means Base Rent, Tenant's Proportionate Share of Basic Operating Costs and all other amounts due pursuant to this Lease.

          (b) Tenant recognizes that late payment of any Rent or other sum due hereunder from Tenant to Landlord will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore


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     agrees that if Rent due hereunder from Tenant to Landlord remains unpaid ten (10) days after said amount is due, or any other payment due hereunder remains unpaid ten (10) days after written notice from Landlord, then the amount of such unpaid Rent or other payment shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to five percent (5%) of the amount of delinquent Rent or other payment. The amount of the late charge to be paid to Landlord by Tenant on any unpaid Rent or other payment shall be reassessed and added to Tenant's obligation for each successive monthly period accruing after the date on which the late charge is initially imposed. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. The provisions of this paragraph in no way relieve Tenant of the obligations to pay Rent or other payments on or before the date on which they are due, nor do the terms of this paragraph in any way affect Landlord's remedies pursuant to paragraph 19 of this Lease in the event said Rent or other payment is unpaid after the date due.

4.   RESTRICTIONS ON USE.

     Tenant shall not use or allow the Premises to be used for any unlawful purpose. Tenant shall not cause or maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises, nor permit any use of the Premises which may be hazardous to persons or property. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will cause an increase in the rate of any insurance of the Premises or cause a cancellation of the property and casualty insurance or any other insurance on the Premises or otherwise restrict the availability of said insurance in any manner.

5.   COMPLIANCE WITH LAWS.

     (a) Except to the extent any non-compliance is a result of the Tenant Improvement Construction Documents (as defined in Exhibit B), Landlord warrants that upon delivery to Tenant the Premises shall be in compliance with all applicable rules, regulations and codes in effect at the time of delivery. Tenant shall not use the Premises or permit anything to be done in or about the Premises which would conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to its conditions, use or occupancy of the Premises, excluding structural changes and other improvements not specifically related to or affected by alterations or improvements made by or for Tenant or Tenant's acts. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has so


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     violated any such law, statute, ordinance, rule, regulation, or requirement, shall be conclusive of such violation as between Landlord and Tenant.

     (b) "Accessibility Law" means any local, state or federal law, regulation, ordinance, order or directive relating to access, use or enjoyment of the Premises by, or employment there of disabled persons, or to the removal of any tangible or intangible barrier or impediment to access, use or enjoyment of the Premises by disabled persons, including, but not limited to, the Americans With Disabilities Act and similar state legislation.

     (c) Notwithstanding anything in this Lease to the contrary, Tenant shall make no Tenant alterations after the Commencement Date that violates any provision of any applicable rules, regulations and codes, including any Accessibility Laws, and all Tenant Improvements shall be in full compliance with all such rules, regulations and codes. Tenant shall not adopt or otherwise allow to exist any policy or practice related to its use or occupancy of the Premises or the conduct of its activities thereon that violates any rule, regulation or code. Tenant shall adopt any economically feasible policy or practice relating to the conduct of its business at the Premises that would cure any existing or future violation of any Accessibility Law relating to the Premises. Tenant shall bear all cost and expense of performing its duties under this paragraph. Tenant shall reimburse Landlord on demand for any cost or expense required to alter any portion of the Premises to comply with any Accessibility Law as a result of any Tenant alteration.

     (d) Notwithstanding any contrary provision of this Lease, Landlord shall have no obligation to approve any Tenant alterations if Landlord, in its sole discretion, determines that the Tenant alterations would obligate Landlord to make alterations of or additions to any part of the Premises in order to comply with any Accessibility Law or any other law, ordinance, code or regulation, unless Tenant agrees to make such alterations or additions at its own cost in the manner provided for other Tenant alterations, and Tenant deposits with Landlord, before undertaking the design or construction of such alternations, a sum equal to Landlord's estimate of the total cost of design and construction of such alterations. Notwithstanding the foregoing, Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances, passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the building to the extent such change does not materially affect Tenant's business operations if said change is necessary for Landlord to bring the Premises into compliance with any rule, regulation or code, including any Accessibility Law.


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     (e)  If any claim is asserted against one or both parties to this Lease under any Accessibility Law relating directly or indirectly to any violation by either of any of the provisions of this paragraph, such alleged violator shall defend, indemnify and hold the other party harmless from and against any claims, charges, liabilities, obligations, penalties, damages, judgments, costs and expenses (including reasonable attorneys' fees and costs) arising directly or indirectly from such violation upon determination of a court of competent jurisdiction that such a violation did occur and the extent to which the alleged violator is responsible for the violation. No approval by either party of any plans or specifications for any construction or alterations of the Premises, or failure to disapprove any such plans or specifications for construction or alterations of the Premises, shall constitute a representation or warranty by either party, whether express or implied, that such plans will comply with any Accessibility Law.

     (f) Landlord represents and warrants to Tenant that to the best of Landlord's knowledge there are no Hazardous Materials (as defined below) on the Premises as of the Commencement Date. Landlord agrees that Tenant is not responsible for Hazardous Materials on the Premises prior to the date Tenant commences Tenant's Work (as defined in Exhibit B) on the Premises. Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Premises, except in compliance with the labels on the products, and consistent with the intended use of the products for cleaning or other janitorial or maintenance purposes. If Tenant breaches its obligations in this paragraph, or if the presence of Hazardous Materials caused or permitted by Tenant results in contamination of the Premises or any part of any other property or if contamination of the Premises or other property otherwise occurs for which Tenant may be legally liable to Landlord, unless the contamination is caused solely by Landlord or its agents, employees, contractors or invitees, Tenant shall defend, indemnify and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, liabilities or losses (including, without limitation diminution in value of the Premises, damages for the loss or restriction on use of the Premises, damage arising from any adverse impact on marketing or leasing of the Premises, damages to any other property and amounts paid in settlement of claims, attorney fees and costs, consultant fees and expert fees) which arise during or within five (5) years after the end of the Term or extended Term as a result of such contamination. If Landlord breaches its warranty above, or if the presence of Hazardous Materials which is caused solely by Landlord results in contamination of the Premises or any part of any other property. Landlord shall defend, indemnify and hold Tenant harmless from any and all claims, judgments, damages, penalties, fines, liabilities or losses (including, without limitation diminution in value of the leasehold estate in the Premises, damages for the loss or restriction on use of the Premises, damages to any other property and amounts paid in settlement of claims, attorney fees and costs, consultant fees and expert fees) which arise during or within five years after the end of the Term or extended Term as a result of such


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     contamination. Without limiting the foregoing, the indemnification stated
     above includes, without limitation, reasonable costs incurred in connection with any investigation of site condition or any clean up, remedial, removal or restorative work required by any federal, state or local government agency or political subdivision because of Hazardous Materials present at the Premises due to acts of the indemnifying party. If the presence of any Hazardous Material caused or permitted by either party results in any contamination of the Premises or any other part of the property, then that party shall promptly take all actions, at its sole expense, as are necessary to return the Premises and any other property to the condition existing prior to the introduction of such Hazardous Material. Prior to commencing such action, the acting party shall obtain the other party's approval, which approval shall not be unreasonably withheld, or delayed so long as such actions would not potentially have any material adverse long- or short-term effect on the Premises or other property. As used herein, the term "Hazardous Materials" means any hazardous, dangerous, toxic or harmful substance material or waste which is or becomes regulated by any local or federal governmental authority, including the State of Washington or the United States government.

6.   ALTERATIONS.

     (a) Tenant shall not make or suffer to be made any alterations, additions, or improvements in, on, or to the Premises or any part thereof after the Commencement Date ("Tenant Alterations") without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. All contractors, laborers, materialmen and professionals who perform work on the Premises shall agree to provide to Landlord a conditional lien release prior to release of any payment to them for work they performed as required in paragraph 8 herein.

     (b) At the time Tenant requests Landlord's permission to make Tenant Alterations, Tenant may request Landlord to designate in writing whether said proposed Tenant Alteration shall become part of the leasehold or whether Landlord wishes Tenant to remove said Tenant Alteration upon termination the Lease. Landlord and Tenant shall be bound by any such written agreement. If Tenant does not request Landlord to designate in writing whether said Tenant Alteration will become part of the leasehold, Landlord may make that determination when the Lease is terminated. Said determination by Landlord shall be at Landlord's sole option and shall be binding on Tenant.

     Notwithstanding the foregoing, Tenant's movable furniture, equipment and trade fixtures are Tenant's personal property. Upon the expiration or sooner termination of the Term, Tenant shall, at Tenant's sole cost and expense, forthwith and with all due diligence remove all Tenant's personal property and any or all Tenant Alterations which were designated by Landlord to be removed either at the time installed or, if not determined at that time as provided above, then prior to or when the Lease is terminated. Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair any damage to the Premises resulting from removal of Tenant's personal property and


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     Tenant Alterations at the end of the Term, so as to restore the Premises to the condition that existed on the Commencement Date subject to ordinary wear and tear, damage by casualty or by the negligence or willful misconduct of Landlord or the gross negligence or willful misconduct of Landlord's agents or employees.

     (c) If, after the Commencement Date, Landlord makes any changes, alterations or additions to the Premises, landlord will use its best efforts to make such changes, alterations or additions without unreasonably interfering with the public access to the Premises, including Tenant's parking, and without interfering with Tenant's utility services, including without limitation all electricity, gas, water, sewer, HVAC and telecommunications services to the Premises. If such interference to utility services should occur, Landlord shall make reasonable efforts to restore such accessibility or services in coordination and cooperation with Tenant. If such interference with electricity, gas, water, sewer or telecommunication services occurs due to the acts or omissions of Landlord, its agents or employees and such interference is not cured within five (5) days of Tenant's written notice to Landlord, on the sixth day all Rent due under the lease shall abate until such interference is cured, and Tenant may engage in such measures as it sees fit to cure the interference at Tenant's sole cost so long as Tenant gives Landlord twenty four (24) hours prior actual notice of its intended actions hereunder and Landlord expresses no reasonable objection to such actions within twenty four (24) hours of receiving the notice. If the flow of electricity to the Premises is interrupted, Tenant may install a generator on the Premises at Tenant's sole expense and risk so long as such installation is in full compliance with all applicable rules, regulations and codes. Tenant hereby agrees to defend, indemnify and hold Landlord harmless from any loss, injury to persons or property, death of any person or any other damage or loss related to Tenant's installation or use of the generator and/or replacement of Tenant's uninterruptible power supply with said generator.

7.   REPAIRS.

     (a) By taking possession of the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver them and otherwise in good order, condition and repair. Landlord shall provide janitorial service and keep the Premises in clean condition and good repair, maintain all plumbing fixtures, HVAC systems, window and door glass, landscaping and all other systems so they remain in good condition and shall otherwise maintain the cleanliness and condition of the Premises, ordinary wear and tear, damage by Tenant's negligence or that of its agents, employees, invitees and licensees and damage from condemnation or casualty excepted. Tenant shall, at all times during the Term, reimburse the Landlord for the cost of keeping the Premises and every part thereof in good order, condition and repair, ordinary wear and tear and damage by casualty or Landlord's negligence or the gross negligence of Landlord's agents and employees excepted. Tenant shall pay said costs as part of Basic Operating Costs pursuant to paragraph 27. Tenant shall upon the expiration or sooner termination of



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     the Term, surrender to Landlord the Premises, neat and clean and in the same condition as when received, ordinary wear and tear and damage caused by Landlord's negligence and the gross negligence of Landlord's agents or employees, casualty or condemnation excepted. Tenant agrees that Landlord has no obligation to alter, remodel, improve, or decorate, or paint the interior of the Premises or any part thereof after the Commencement Date and that no representations respecting the condition of the Premises have been made by Landlord to Tenant, except as specifically set forth in this Lease.

     (b) Landlord shall at its cost without pass-through to Tenant keep the roof, gutters, power service to the Premises, exterior walls, foundations and building structure of the Premises in a good state of repair, and shall accomplish such repairs as may be needed within a reasonable time after receipt of written notice from Tenant. Except as expressly provided for herein, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, building or in or to any fixtures, appurtenances and equipment therein except to the extent caused by the Landlord's negligence or the gross negligence or willful misconduct of Landlord's agents or employees.

     (c) If the Landlord fails to make any repairs or perform any work required herein or otherwise fails to maintain the Premises in the condition provided herein, Tenant shall so notify Landlord in writing. If after thirty (30) days prior written notice from Tenant (except in emergency or cases of urgent necessity, or for anything that cannot be done in such time period, or after such longer period as may reasonably be required to accomplish the required tasks), Landlord fails to keep and preserve the Premises as set forth in this paragraph, Tenant may, put or cause the same to be put in the appropriate condition and state of repair, at its option. Tenant must first give twenty (20) days written notice to Landlord of Tenant's intention of making the repair and the cost to be incurred. In such case, upon receipt of written statements and evidence of payment from Tenant, Landlord shall promptly reimburse the entire cost thereof to Tenant. If Landlord fails to reimburse Tenant within thirty (30) days of demand and receipt of the written statements and evidence of payment from Tenant, Tenant may offset the unreimbursed portion of the cost from the Rent, so long as Tenant is in complete compliance with this paragraph and there is no dispute as to Tenant's right to reimbursement. Notwithstanding the foregoing, if such work was required because of Tenant's negligent acts or failure to abide by this Lease, Tenant shall promptly pay Landlord for the total cost of all such work as Additional Rent.

8.   LIENS.

     Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant subject to Tenant having the right to contest any lien in good faith and by taking the steps necessary to protect Landlord and its interest from any negative consequence of such contest. Tenant shall not permit any person or entity to commence work on the Premises unless said person has agreed to provide Tenant and Landlord with conditional lien releases upon payment of each draw request. Tenant shall deliver to Landlord a duly executed conditional lien release in which said person or entity agrees to waive and release all his/her/its right to claim a lien on the Premises for work performed and paid for and shall deliver a final lien release at completion of the work. In the event that Tenant has not, within ten (10) days following the imposition of any lien, caused the same to be released of record by payment or posting of a proper bond or otherwise satisfying Landlord's concern, Landlord shall, in addition to all other remedies provided herein and at law, have the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all reasonable expenses incurred by it in connection therewith shall be considered Additional Rent and shall be payable to it by Tenant on demand with interest at the rate payable of twelve percent (12%) per annum or four percent (4%) above the prime rate of US Bank, whichever is greater. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, and any other party having an interest therein, from mechanics' and materialmen's liens. Tenant shall give to Landlord at least five (5) business days prior notice of commencement of any construction on the Premises. Tenant shall not permit any lien to be placed on the Tenant's interest in the Premises by operation of law.

9.   ASSIGNMENT OR SUBLETTING.

     Tenant shall not sell, assign, encumber or otherwise transfer by operation of law or otherwise this Lease or any interest herein, sublet the Premises or any part thereof, or suffer a person to occupy or use the Premises or any portion thereof, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. A transfer by the present majority shareholders of ownership and control of the voting stock of a corporate tenant, or a transfer of a controlling interest in a partnership, limited liability company, or proprietorship, as applicable, shall be deemed an assignment for the purposes of this paragraph except as follows in paragraph 9a:

     (a) Any change in ownership of Tenant resulting from (i) a public offering of the stock of Tenant or any parent of Tenant or (ii) any transfer of stock or assets from Tenant to an affiliate or subsidiary corporation or other entity that controls or is controlled by Tenant or (iii) as a result of any merger, consolidation or other reorganization of Tenant or parent of Tenant shall not be deemed an assignment if all of the following conditions are met: Said assignee is an entity organized in the United States with its principal office in the United States and is as financially sound as Tenant. If the assignee is not organized in the United States and/or does not have its principal business office located in the United States, Tenant may assign the Lease to said entity if the assignee provides a guarantor whose assets are located in the United States that is as financially sound as the

     Tenant. The assignee or guarantor shall be deemed to be as financially sound as Tenant if (i) the assignee or guarantor has unencumbered liquid assets located in the United States which are equal to or greater in value than 125 percent of the value of the unencumbered liquid assets of Tenant on the Commencement Date, and (ii) the assignee's or guarantor's net assets located in the United States as determined using Generally Accepted Accounting Principles consistently applied, are equal to or greater in value than 125 percent of the value of Tenant's net assets on the Commencement Date, and (iii) the assignee or guarantor has not been the subject of any bankruptcy proceeding or action by a prior Landlord within the seven years prior to the date of the assignment, (iv) the assignee has been in continuous operation of its business for the five years prior to the date of the assignment, and (v) no prior Landlord has commenced proceedings or refused to renew or extend a lease because of untimely payment of rent or damage to the Premises, as evidenced in writing by such prior landlord, within ten (10) years prior to the proposed assignment. In addition, the Landlord may agree with Tenant that a proposed assignee or guarantor is as financially sound as Tenant without regard to the foregoing objective standard.

     (b) Any other transfer, assignment or subletting shall be deemed a prohibited transfer pursuant to this paragraph and shall be subject to prior written permission of the Landlord, which shall not be unreasonably withheld or delayed.

     (c) Tenant shall, by written notice, advise Landlord of its desire from and after a stated date (which shall not be less than thirty (30) days or more than ninety (90) days after the date of Tenant's notice), to assign the Lease or sublet the premises or any portion thereof. Said notice by Tenant shall state the name and address of the proposed assignee or subtenant. Requests shall include audited or reviewed financial statements of assignee or sublessee and such other financial information as Landlord reasonably requests. Tenant shall include a true and complete copy of the proposed terms of the assignment or sublease. Such notice shall specify an effective date which shall be the first day of a calendar month and shall be not less than 30 days after the date of such notice. Landlord agrees to respond to Tenant's request for consent within ten (10) business days of receipt of the request and all required information. Failure to respond to Tenant within the ten-day period is deemed to be Landlord's denial of the proposal.

     If Landlord's consent to the transfer, sublease or assignment is required pursuant to this paragraph 9, Landlord shall have the right, by giving written notice to tenant ten (10) business days after receipt of Tenant's notice, to terminate this Lease as to the portion of the Premises described in Tenant's notice. Such notice shall, if given, terminate this Lease with respect to the portion of the premises described in Tenant's notice as of the date stated in Tenant's notice.

     If this Lease terminates pursuant to the foregoing with respect to less than all of the Premises, the rent shall be prorated to that date. If

     Tenant proposes to sublet only a portion of the Premises, and Landlord exercises its right to recapture that portion, the effective date of recapture by Landlord shall be the effective date of the proposed subletting. On such date:

        (i)     that portion shall not be part of the Premises;

        (ii) the Base Rent payable under this Lease shall be reduced by the rate per rentable square foot payable for such portion multiplied by the number of rentable square feet in such portion; the rental rate per rentable square foot is as follows:

                1st year        $18.50 per Rentable Square Foot
                2nd year        $19.00 per Rentable Square Foot
                3rd year        $19.50 per Rentable Square Foot
                4th year        $20.00 per Rentable Square Foot
                5th year        $20.50 per Rentable Square Foot
                6th year        $21.00 per Rentable Square Foot
                7th year        $21.50 per Rentable Square Foot

                The rate per rentable square foot shall be calculated according to BOMA Standards for a single tenant building as that phrase is defined in the Standard Method for Measuring Floor Area in Office Buildings (an American National Standard ANSI/BOMA 265.1 1996 (Revised and readapted June 7, 1996) published by Building Owners & Managers Association International;

        (iii) Tenant's share of operating costs and real estate taxes shall be reduced proportionately; and

        (iv) Landlord shall, at its sole cost and expense, do all that is necessary to separate the remainder of the Premises from the portion recaptured by Landlord.

     If Tenant requests the right to sublet a portion of the Premises and the proposed sublease is for less than the remaining Term of the Lease and if the Landlord elects to exercise its rights of recapture, as described above, then at the end of the sublessee's term, the Tenant shall take back possession of the subleased portion of the Premises for the remainder of the then current Term of this Lease, as renewed, if applicable. When Tenant regains possession of the sublessee's portion of the Premises, Tenant shall be subject to all the terms of this Lease and shall pay rent at the rate provided in this Lease, even if the rent paid by the sublessee was greater than the Rent required by this Lease. Landlord and Tenant shall execute an amendment to this Lease to revive the Lease for the sublet portion of the Premises being returned for the balance of the then current Term. The rights to renewal shall be as provided in paragraph 42.

     (d) As a condition to Landlord's written consent and to any subleasing, or assignment, assignees or the subtenants shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions, and agreements of this Lease. Tenant shall deliver to Landlord, an executed copy of each assignment and sublease and an agreement to comply with the terms of the Lease signed by each assignee or sublessee.

     (e) Landlord's consent to any sale, assignment, encumbrance, subletting, occupation, lien or other transfer shall not release Tenant from any of Tenant's obligations hereunder, except as agreed in writing by Landlord, or be deemed to be a consent to any subsequent occurrence. Any sale, assignment, encumbrance, subletting, occupation, lien or other transfer of this Lease which does not substantially comply with the provision of this Paragraph shall be void.

     (f) The liability of the Tenant named in this Lease and any immediate or remote successor in interest of Tenant (by assignment or sublease), and the due performance of the obligations of this Lease on Tenant's part to be performed or observed, shall not in any way be discharged, released, or impaired by any (i) agreement which modifies any of the rights or obligations of the parties under the Lease, (ii) stipulation that extends the time with which an obligation under the Lease is to be performed, (iii) waiver of the performance of an obligation required under this Lease, or
     (iv) failure to enforce any of the obligations set forth in the Lease. Landlord shall use its best efforts to notify Tenant if any of the above enumerated actions would substantially increase Tenant's liability.

     (g) If Landlord elects to allow Tenant to assign or sublet all or any portion of the Premises, and the sublease rent paid by the assignee or sublessee for the Premises or the portion thereof being assigned or sublet exceeds one hundred percent (100%) of the Rent provided by this Lease, (the "Excess Subrent"), if the Landlord does not exercise his right to recapture the space as provided herein, then such Excess Subrent shall be shared equally between Tenant and Landlord. Such party's pro rata share of the Excess Subrent shall be paid to the party within fifteen (15) business days of receipt by the other party.

     (h) Without limiting any of the provisions of this paragraph, if Tenant has entered into any sublease of any portion of the Premises, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger (unless Landlord at its option by notice to the subtenant elects a merger to occur) and shall not terminate all or any subleases or subtenancies, but shall, at the option of the Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies.

10.  INSURANCE AND INDEMNIFICATION.

     (a) Tenant shall purchase at its own expense and keep in force during the term of this Lease a policy or policies of workman's compensation and commercial general liability insurance, including personal injury and property damage, in the amount of no less than Two Million Dollars ($2,000,000) for property damage and Two Million Dollars ($2,000,000) per claim for personal injuries or death of persons occurring in or about the Premises, or such other amount as Landlord shall reasonably deem necessary, based on periodic insurance reviews in respect to injury or damage to persons or property. Said policies shall: (i) name Landlord as an additional insured and insure Landlord's contingent liability under the Lease, (ii) be issued by an insurance company which is acceptable to Landlord and licensed to do business in the State of Washington, and, (iii) provide that such insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Landlord. Certificates of said policies shall be delivered to Landlord by Tenant on the Commencement Date and upon each renewal of said insurance.

     (b) If Tenant serves, distributes or sells any alcoholic beverages, the insurance carried by Tenant shall not exclude violation of any governmental statute, ordinance, regulation or rule pertaining to the sale, gift, distribution or use of any alcoholic beverages and shall extend coverage for any damages occurring at locations other than the Premises and resulting from risks insurable by Host liquor license liability insurance.

     (c) In addition to the insurance required above, Tenant shall, at its own cost and expenses, keep and maintain in full force and effect during the term, property insurance covering Tenant's supplies, inventory and other personal property as well as all improvements, additions and modifications to the Premises in an amount equal to one hundred percent of the replacement cost. The insurance policy shall bear an endorsement that the policy shall not be cancelled or the policy limits reduced below the coverage required by this Lease for any reason other than non-payment of premiums, except upon thirty (30) days prior written notice to Landlord. Tenant shall deliver certificates of said policies to Landlord upon the Commencement Date and upon each renewal of said insurance.

     (d) If Tenant fails or refuses to maintain any insurance required herein, Landlord may at its discretion, obtain and maintain insurance for such items of interest to protect Landlord in such amounts as Landlord determines to be appropriate and all premiums paid or payable by Landlord shall be deemed to be Additional Rent and payable by Tenant as provided in Paragraph 3 of this Lease for the payment of Rent. Failure to obtain and maintain insurance required by this paragraph after twenty (20) days' written notice by Landlord to Tenant of such failure shall constitute a material breach of this Lease.

     (e) Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever, other than Landlord's negligence or willful acts or omissions or the gross negligence or willful acts or omissions of Landlord's agents or employees. Landlord shall during the term maintain such insurance as Landlord deems necessary including replacement cost standard form property insurance and liability insurance and shall make Tenant an additional insured under the liability insurance and provide Tenant certificates of insurance, upon request.

      (f) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims and liability, including any claims brought by employees under any workman's compensation statute, for any injury or damage to any person or property whatsoever occurring in, on, or about the Premises, or any part thereof when such injury or damage is caused in part or in whole by the act, neglect, fault, or omission of Tenant or Tenant's officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors on or about the Premises. Tenant further agrees to indemnify and hold Landlord harmless against and from any and all claims by or on behalf of any person, firm or corporation arising from the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from the transactions of the Tenant concerning the Premises, and will further indemnify and hold Landlord harmless against and from any and all claims arising from any breach or default on the part of the Tenant in the performance of any covenant or agreement of this Lease on the part of Tenant, or any of its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors on or about the Premises together with all costs, reasonable attorneys' fees, expenses, and liabilities incurred in connection with any such claim or action or proceeding brought thereon. If any action or proceeding is brought against Landlord by reason of any claim or liability, Tenant agrees to defend such action or proceeding at Tenant's sole expense by counsel selected by Tenant and reasonably satisfactory to Landlord. The provisions of this Paragraph shall survive the expiration or termination of the Lease with respect to any claims or liability occurring prior to such expiration or termination for a period ending five years after the Termination Date of this Lease.

      (g) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims and liability for any injury or damage to any person or property whatsoever occurring in, on or about the Premises or any part thereof when such injury or damage is caused by the negligence or willful misconduct of Landlord or the gross negligence or willful misconduct of Landlord's employees or agents on or about the Premises. Landlord further agrees to indemnify and hold Tenant harmless against and from any and all claims by or on behalf of any person, firm or corporation arising solely from the conduct of any work done by the Landlord in or about the Premises, and will further indemnify and hold Tenant harmless against and from any and all claims arising from any breach or fault on the part of the Landlord in the performance of any covenant or agreement of this Lease on the part of Landlord, and all costs, reasonable attorneys' fees, expenses, and liabilities incurred in connection with any such claim or action or proceeding brought thereon. If any action or proceeding is brought against Tenant by reason of any claim or liability, Landlord agrees to defend such action or proceeding at Landlord's sole expense by counsel selected by Landlord and reasonably satisfactory to Tenant. The provisions of this paragraph shall survive the expiration or termination of the Lease with respect to any claims or liability occurring prior to such expiration or termination for a period ending five years after the Termination Date of this Lease.

11.   WAIVER OF SUBROGATION.

      Landlord and Tenant hereby waive any right that each may have against the other on account of any loss or damage arising in any manner which is covered by policies of insurance for fire and extended coverage, theft, public liability, workmen's compensation or other insurance now or hereafter existing during the term hereof, provided, however, the parties hereby covenant with each other that no insurer shall hold any right of subrogation against either Landlord or Tenant, as the case may be. Nothing in this paragraph shall be interpreted to have the effect of relieving or modifying any obligation of any insurance company, and shall be void to the extent it would have such effect.

12.   SERVICES TO LANDLORD.

      Landlord shall pay as part of Basic Operating Costs, all charges for water, gas, heat, electricity, power, telephone service, sewer service and sewer rentals charged or attributable to the Premises, and all other services or utilities used in, upon or about the Premises during the Term and the cost of installing meters or check meters. Such amounts shall be billed by Landlord to Tenant at the time and in the manner Basic Operating Costs are billed and Tenant shall pay to Landlord as Additional Rent all such costs, expenses and charges so billed. Tenant shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits or other facilities by which utilities are supplied, distributed or serving the Premises. In no event shall Landlord be liable for an interruption or failure in the supply of any such utilities to the Premises and the same shall not constitute a termination of this Lease or eviction of Tenant except Tenant shall have the right to abatement described in paragraph 6(c) herein.

13.   ESTOPPEL CERTIFICATE.

      (a) Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a certificate substantially in the form attached hereto as Exhibit "C" and made a part hereof, indicating thereon any exceptions thereto which may exist at that time. Failure of the Tenant to execute and deliver such certificate within ten (10) days of notice that such certificate is overdue shall constitute a material default under the terms of this Lease and an acknowledgment by Tenant that the statements included in Exhibit "C" are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or any interest therein.

     (b) Within ten (10) days following any written request from Landlord, Tenant shall furnish its most recently publicly published financial statements to Landlord.

14.  HOLDING OVER.

     (a) Any holding over after the expiration of the Term with the written consent of the Landlord of this Lease shall be a tenancy from month to month. The terms, covenants and conditions of such tenancy shall be the same as provided herein and the monthly Base Rent shall be one hundred fifty percent (150%) of the Base Rent paid monthly for the last month prior to the expiration, plus the monthly portion of Tenant's Proportionate Share of Basic Operating Costs. Acceptance by Landlord of Rent after such expiration shall not result in any other tenancy or any renewal of the Term, and the provisions of this paragraph are in addition to and do not affect Landlord's right of re-entry or other rights provided under this Lease or by applicable law.

     (b) If Tenant shall retain possession of the Premises or any part therefore without Landlord's consent following the expiration or sooner termination of this Lease for any reason, then Tenant shall pay to Landlord for each day of such retention as Base Rent two hundred percent (200%) of the amount of the daily Base Rent for the last month prior to the date of such expiration or termination plus a monthly portion of Tenant's Proportionate Share of Basic Operating Expenses. Tenant shall also indemnify and hold Landlord harmless from any loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Acceptance of rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this paragraph shall waive Landlord's right of re-entry or any other right. Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any rent from Tenant while Tenant is holding over without Landlord's written consent.

15.  SUBORDINATION.

     Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which said building, land, or Landlord's interest or estate in any of said items, is specified as security; provided however that Tenant's subordination to any lien arising after the date of this Lease (except only a subsequent lien which represents the conversion of the existing construction loan secured by the Premises to a permanent financing loan of approximately the same principal amount) is subject to receipt by Tenant of an executed nondisturbance agreement (in the form attached as Exhibit C or other form acceptable to Tenant) between Tenant and the person or entity seeking subordination of Tenant's interest. Such nondisturbance agreement is not effective unless and until Tenant signs the Estoppel Certificate required under paragraph 13. Landlord will use its best efforts to obtain a nondisturbance agreement in favor of Tenant from the holder of the permanent loan secured by the Premises. Landlord shall also have the right to subordinate or cause to be subordinated such liens to this Lease. In the event that any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest and subject to the terms of a non-disturbance agreement, and thus the successor in interest to Landlord shall respect Tenant's possession of the Premises under the Lease. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to the lien of any such mortgage or deed of trust.

16.  RULES AND REGULATIONS.

     Tenant shall faithfully observe and comply with the rules and regulations printed on or annexed to this Lease as Exhibit "D" and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord to the extent such rules and regulations are not inconsistent with the terms of this Lease or contrary to Laws, do not interfere with Tenant's operations, are not discriminatory, and do not substantially increase the costs of Tenant to comply.

17.  RE-ENTRY BY LANDLORD.

     Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, after reasonable prior notice to Tenant, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to show said Premises to prospective purchasers or mortgagees or to show said Premises to prospective tenants during the last six (6) months of the term, to post notice of non-responsibility, and to alter, improve, or repair the Premises and any portion of the Premises, without abatement of Rent, (except as provided in paragraph 6(c)) and may for that purpose erect, use, and maintain scaffolding, pipes, conduit, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably or for prolonged periods of time. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon, and about the Premises, excluding Tenant's vaults and safes, or special security areas (designated in advance by written notice to Landlord), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises. Any such emergency entry to the Premises, or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof.

18.  INSOLVENCY OR BANKRUPTCY.

     (a) If Tenant becomes a debtor under Chapter 7 of the Bankruptcy Code ("Code"), or if a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Code, or a proceeding is filed under Chapter 7 of the Code and is transferred to Chapters 11 or 13 of the Code, the Trustee or Tenant, and as debtor-in-possession, may not elect to assume this Lease unless, at the time of such assumption, the Trustee or Tenant has:

          (i) cured all defaults under the Lease and paid all sums due and owing under the Lease, or provided Landlord with "adequate assurance" (as defined below) that (1) within ten (10) days from the date of such assumption, the Trustee or Tenant will completely pay all sums due and owing under this Lease and compensate Landlord for any actual pecuniary loss resulting from any existing defaults or breach of this Lease, including, without limitation, Landlord's reasonable costs, expenses, accrued interest, and attorney fees and costs incurred as a result of the default or breach and/or as a result of the filing of the petition in bankruptcy;

          (ii) within twenty (20) days from the date of such assumption, the Trustee or Tenant will cure all non-monetary defaults and breaches under the Lease, or if the nature of such non-monetary defaults is such that more than twenty (20) days are reasonably required for such cure that the Trustee or Tenant will commence to cure such non-monetary defaults within twenty (20) days and thereafter diligently prosecute such cure to completion; and

          (iii) the assumption will be subject to all of the provisions of the Lease.

     (b) For purposes of this paragraph, Landlord and Tenant acknowledge that in the context of a bankruptcy proceeding involving Tenant, at a minimum, "adequate assurance" shall mean (i) that Trustee or Tenant has and will continue to have sufficient funds to fulfill the obligations of Tenant under this Lease; (ii) the Bankruptcy Court shall have entered an order segregating sufficient cash payable to Landlord and/or the Trustee or Tenant shall have granted a valid and perfected first lien and security interest and/or mortgage in or on the property of Trustee or Tenant acceptable as to value and kind to Landlord to secure to Landlord the obligation of the Trustee or Tenant to cure the monetary and/or non-monetary defaults and breaches under this Lease within the time period set forth above; and (iii) the Trustee or Tenant, at the very minimum, shall deposit a sum equal to two (2) months Base Rent to be held by Landlord (without any allowance for interest thereon) to secure Tenant's future performance under the Lease.

     (c) If the Trustee or Tenant has assumed the Lease pursuant to the provisions of this paragraph for the purpose of assigning Tenant's interests hereunder to any other person or entity, such interest may be assigned only after the Trustee, Tenant, or the proposed assignee has complied with all the terms, covenants, and conditions of this Lease, including without limitation those with respect to additional rent. Landlord and Tenant acknowledge that such terms, covenants and conditions are commercially reasonable in the context of a bankruptcy proceeding by Tenant. Any person or entity to which the Lease is assigned pursuant to the provisions of the Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon request, execute and deliver to Landlord an instrument confirming such assignment.

     (d) Upon the filing of a petition by or against Tenant under the Code, Tenant, as debtor and debtor-in-possession, and any Trustee who may be appointed, agree to adequately protect Landlord as follows: (i) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the Bankruptcy Court;
     (ii) to pay all monetary obligations required under this Lease, including without limitation the payment of Base Rent, Tenant's share of the increase in Operating Costs, and any other sums payable by Tenant to Landlord under this Lease which is considered reasonable compensation for the use and occupancy of the Premises; (iii) provide Landlord a minimum of thirty (30) days prior written notice, unless a shorter period is agreed to by the parties, of any proceeding relating to any assumption of the Lease or any intent to abandon the Premises, which abandonment shall be deemed a rejection of the Lease; and (iv) to perform for the benefit of the Landlord as required otherwise under the Code.

     Failure of Tenant to comply with the above shall result in automatic rejection of the Lease.

19.  DEFAULT.

     A party's failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by the party acting or failing to act upon the expiration of the applicable cure period set forth in this Paragraph following written notice of the default. If the default is failure to pay Rent, Additional Rent, or other monetary sum, then the defaulting party shall have a period of ten (10) days from the date of the notice to cure as provided by statute. Except as otherwise provided in this Lease, a party shall have a period of thirty (30) days from the date of the notice to cure any default under this Lease that is not a default in payment of Rent or Additional Rent; provided, however, that with respect to any default which cannot reasonably be cured within thirty (30) days, the party in default shall have additional time necessary to cure the default so long as that party commences to cure within thirty
     (30) days from the other party's notice, and continues to prosecute diligently the curing thereof. Upon a default under this Lease by either party following failure to cure by the defaulting party within the permissible time period, the non-defaulting party, as specified below and after due process of law, shall have any or all of the following rights and remedies in addition to, or as an alternative to, at the non-defaulting party's option, any other rights or remedies available to the non-defaulting party at law or in equity. All such rights and remedies are cumulative:

     (a) If Tenant is the defaulting party, the unpaid balance of any amounts advanced by Landlord to Tenant for Tenant Improvements shall be immediately due and payable without notice of acceleration. Landlord may avail itself of all remedies available to collect said amounts, which are deemed to be Additional Rent, including commencing action for eviction and/or exercising any and all other remedies available under this Lease or in law and equity.

     (b) If the Tenant is the defaulting party, the Lease may be terminated at the option of Landlord by notice in writing to Tenant. If the Landlord gives notice of termination, the Lease will be deemed terminated as of the date specified in the notice and the Tenant shall have no further rights or obligations under the Lease except as provided in this Paragraph 19, which shall survive termination of the Lease.

     (c) Unless the Lease is terminated as provided in subparagraph (b), the Lease will continue in full force and effect, except Tenant's right to possession of the Premises may be terminated at any time, at the option of Landlord, by notice in writing to Tenant. If Landlord gives notice to Tenant as herein provided, Tenant's right to possession of the Premises will be deemed terminated as of the date specified in Landlord's notice, and Landlord may from time to time, but shall not be obligated to, sublet the Premises or any part thereof for such term or terms and at such rent and such other terms as is commercially reasonable, with the right to make alterations and repairs to the Premises. Upon each subletting, at the option of Landlord: (i) either Tenant shall be immediately liable to pay to Landlord, in addition to indebtedness other than rent due hereunder, the cost of such subletting and such alterations and repairs incurred by Landlord and the amount, if any, by which the rent received for the period of such subletting is less than the amount to be paid as rent for the Premises for such period, or (ii) Landlord shall apply rents received from such subletting first, to payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of subletting and of any alterations and repairs; third, to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If, under option (i), the rent shall not be promptly paid to Landlord by the subtenant(s), or if, under option (ii), the rentals received from the subletting during any month are less than all amounts owed for that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly.

     Unless and until the Lease is terminated as provided in subparagraph (b), Tenant shall continue to be liable to Landlord for rent and all other amounts owing under the Lease when and as they become due, whether or not Tenant's possession of the Premises has been terminated, and whether or not the Premises are sublet by Landlord. No act or omission by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant as provided in subparagraph (b). Notwithstanding any action taken by Landlord under this subparagraph, Landlord may at any time thereafter elect to terminate this Lease for such previous uncured or continuing breach.

     (d) Upon termination of the Lease as provided in subparagraph (b) and/or upon termination of Tenant's right to possession of the Premises, as provided in subparagraph (c), Landlord may re-enter and take possession of the Premises, and may remove any persons or property by legal action or any other lawful means and without liability for damages. Any of Tenant's property remaining on the Premises, including, without limitation, equipment, inventory, furnishings and trade fixtures, shall be deemed to have been abandoned by Tenant, upon five (5) days written notice to Tenant, and shall be and become the property of Landlord; provided, however, that Landlord may, in its sole discretion, reject the property and elect instead to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and further may, but shall not be obligated to, upon five (5) days written notice to Tenant, sell such property and apply the proceeds therefrom in accordance with applicable law.

     (e) In the event the Lease is terminated as provided in subparagraph (b) above, Landlord shall be entitled to recover immediately, without waiting until the due date of any future Rent or until the date fixed for expiration of the Term provided in the Lease, all of the following amounts as damages:

          (1) All past due Rent and other amounts owing by Tenant to Landlord pursuant to the terms of this Lease as of the date of termination of the Lease; and

          (2) All costs associated with Tenant's default, whether or not suit was commenced, including, without limitation, costs of re-entry and re-letting, costs of clean-up, refurbishing, removal of Tenant's property and fixtures, other expenses occasioned by Tenant's failure to quit the Premises upon termination and to leave them in the required condition, any remodeling costs, reasonable attorneys fees, court costs, broker commissions, and advertising costs; and

          (3) The loss of the reasonable rental value of the Premises from the date of termination of the Lease until a new Tenant has been, or with the exercise of reasonable efforts, could have been secured; and

          (4) Any excess of the value of the rent and all of Tenant's other obligations under this Lease, as if the Lease had not been terminated, over the reasonable expected return from the Premises for the period commencing on the earlier of the date of trial or the date of the Premises are relet and continuing through the end of the term. The present value of future amounts will be computed using a discount rate equal to the lowest prime interest rate announced by a major Washington bank on short-term commercial loans for its most credit-worthy customers, in effect on the date of trial or the date the Premises are relet. Landlord is entitled to all said amounts to the extent they are required to make Landlord whole together with double damages as provided by law.

     (f) Landlord may, in its sole discretion, sue periodically to recover damages during the period corresponding with the remainder of the Term, if the Lease has not been terminated. No action for damages shall bar a later action for damages subsequently accruing or, in the alternative, Landlord may elect to call the entire amount of rental for the balance of the term, or what would have been the balance of the term if the Lease had not been terminated as provided in subparagraph (b), immediately due and payable, which rent shall be paid by Tenant to Landlord as liquidated damages.

     (g) To the extent required by law, both Landlord and Tenant have the obligation to take reasonable steps to mitigate their damages caused by any default under this Lease.

20.  DAMAGE BY FIRE, ETC.

     (a) If the Premises are damaged or destroyed by fire or other casualty such that the repairs can be made within one hundred fifty (150) days from the date of such damage, then Landlord shall forthwith repair the same to the condition that existed on the date of the damage, under the laws and regulations of the federal, state, and local governmental authorities having jurisdiction thereof. In such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate abatement of rent while such repairs to be made hereunder by Landlord are being made. Said proportionate abatement shall be based on the rental rates per rentable square foot in Paragraph 9(c) above, and the extent to which the making of such repairs to be made hereunder by Landlord shall interfere with the business carried on by Tenant on the Premises. If such damages or destruction resulted from the act, fault or neglect of Tenant, then rent shall abate only to the extent Landlord receives proceeds from Landlord's rental income insurance policy to compensate Landlord for the loss of such rent.

     Within thirty (30) days from the date of such damage, Landlord shall notify Tenant whether or not such repairs can be made within one hundred fifty
     (150) days from the date of such damage. If and to the extent such damage or destruction is not fully covered by Landlord's insurance policy, Landlord shall have the right to terminate this Lease upon written notice of such election to terminate within thirty (30) days from the date of such damage or destruction. If the Landlord determines that such repairs cannot be made within one hundred fifty (150) days from the date of such damage or destruction, then Landlord shall have the option within thirty (30) days of the date of such damage or destruction either to: (a) notify Tenant of Landlord's intention to repair the damage, in which event this Lease shall continue in full force and effect and the Rent shall be reduced as provided herein; or (b) notify Tenant of Landlord's intention to terminate this Lease as of the date specified in such notice which date shall be not less than thirty (30) days nor more than sixty (60) days after such notice is given. In case of termination of the Lease by Landlord, (i) the rent shall be partially abated by a proportionate amount based upon the rental rates per rentable square foot in Paragraph 9(c) above, and the extent to which said damage interfered with the business carried on by Tenant in the Premises, and the Tenant shall pay such reduced rent up to the date of termination specified in Landlord's notice; and (ii) the unused Security Deposit and unearned rent paid by the Tenant under this Lease shall be returned to Tenant immediately upon such termination. The repairs to be made hereunder by Landlord shall not include, and Landlord shall not be required to repair, any damage by fire or other cause to Tenant's Personal Property or any repairs or replacements of any paneling, decorations, railings, floor coverings, or any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant.

     If Landlord determines that the repairs cannot be made within one hundred fifty (150) days and elects to terminate the Lease, Tenant may request that Landlord's determination be reviewed by a Repair Architect. If the parties cannot agree on a selection of a Repair Architect within ten (10) days following Tenant's written notice to Landlord that it wishes a Repair Architect to settle the matter, both Tenant and Landlord shall appoint a Repair Architect within five (5) days who shall in turn select a third Repair Architect. The decision of the third Repair Architect shall be rendered within thirty (30) days from the date he is appointed and shall be binding upon the parties. The matter shall not be submitted to a Repair Architect if Landlord's insurance would not cover the required repairs. If the Repair Architect determines that the repairs cannot be made within one hundred fifty (150) days, then the Lease shall be terminated as of the date the decision of the Repair Architect is rendered. The parties shall share equally the cost of the Repair Architect.

     (b) If at the time of any such damage, less than one (1) year remains in the Term and Tenant has not exercised its option to extend the Term then either Landlord or Tenant, at either's sole option, shall have the right to terminate this Lease.

21.  EMINENT DOMAIN.

     (a) If any part of the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof and said taking materially interferes with Tenant's business or Landlord's ability to Lease the Premises, Landlord shall have the right to terminate this

     Lease. In such event, Landlord shall receive, and Tenant shall assign to Landlord upon demand from Landlord, any and all income, rent, award or any interest thereon which may be paid or owed in connection with the exercise of such power of eminent domain or conveyance in lieu thereof. Tenant shall have no claim against Landlord or against the agency exercising such power or receiving such conveyance, for any part of such sum paid by virtue of such proceedings. Notwithstanding the foregoing, Tenant may pursue its remedies against the condemning agency for the value of the unexpired Term, and for reimbursement for the value of its personal property, moving and relocation expenses and value of improvements made to the Premises at Tenant's expense after the Commencement Date so long as said action does not act to diminish Landlord's recovery of its loss.

     If a part of the Premises shall be so taken or appropriated or conveyed and Landlord shall elect not to terminate this Lease, Landlord shall nonetheless receive (and Tenant shall assign to Landlord upon demand from Landlord) any and all income, rent, award or any interest thereon paid or owed in connection with such taking, appropriation or conveyance. If the Premises have been damaged as a consequence of such partial taking or appropriation or conveyance, Landlord shall restore the Premises continuing under this Lease at Landlord's cost and expense provided that such restoration can be made within one hundred fifty (150) days of the time the property so taken is appropriated or conveyed. If restoration cannot be made within one hundred fifty (150) days from the time of taking, Landlord shall notify Tenant within sixty (60) days of such taking and Landlord or Tenant shall have the right to cancel this Lease by giving the other written notice of its intention to cancel within thirty (30) days of the date of Landlord's notice.

     If Landlord determines that the repairs cannot be made within one hundred fifty (150) days and elects to terminate the Lease, Tenant may request that Landlord's determination be reviewed by a Repair Architect. If the parties cannot agree on the selection of a Repair Architect within ten (10) days following Tenant's written notice to Landlord that it wishes a Repair Architect to settle the matter, both Tenant and Landlord shall appoint a Repair Architect within five (5) days who shall in turn select a third party Architect. The decision of the third Repair Architect shall be rendered within thirty (30) days from the date he is appointed and shall be binding upon the parties. The matter shall not be submitted to a Repair Architect if Landlord's insurance would not cover the required repairs. If the Repair Architect determines that the Lease can be terminated as decided by the Landlord, the Lease shall be terminated as of the date the decision of the Repair Architect is rendered. The parties shall share equally the cost of the Repair Architect.

     (b) If Landlord and/or Tenant elect not to cancel this Lease, it shall remain in full force and effect except that Tenant shall be entitled to a proportionate abatement in Rent while restoration is being made by Landlord. Such proportionate abatement shall be based upon the rental rates per rentable square foot in Paragraph 9(c) above, and the extent to which the taking, appropriation or conveyance and the restoration being made by Landlord interferes with the business operations carried on by Tenant in the Premises. Landlord will not be required to repair or restore any injury or damage to Tenant's Personal Property or make any repairs or restoration to any alterations, additions, fixtures or improvements installed in the Premises by or at the expense of Tenant.

     (c) Notwithstanding anything to the contrary contained in this paragraph, if the temporary use or occupancy of any part of the Premises is taken or appropriated under power of eminent domain during the Term and such temporary use or occupancy continues for one hundred fifty (150) days or less and does not materially interfere with Tenant's ability to continue to operate its business at the Premises, this Lease shall be and remain unaffected by the taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term. In the event of any temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use or occupancy of the Premises during the term of this Lease, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the term of this Lease.

22.  SALE BY LANDLORD.

     In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant and becoming due or arising thereafter, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease as to any liability becoming due or arising thereafter. If Landlord transfers the Security Deposit and other deposits held to its successor, Tenant hereby releases Landlord from liability for all deposits paid by Tenant and released by Landlord to Landlord's successor. This Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assignee. As a material consideration for entering into this Lease, Landlord agrees not to sell or convey the Premises or assign Landlord's interest in this Lease before Tenant takes possession of the Premises.

23.  RIGHT OF LANDLORD TO PERFORM.

     All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and, without any abatement of rent, except as otherwise provided in this Lease. If Tenant shall fail to pay any sum of money, other than Rent or Additional Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue after expiration of the notice period required by the Lease, if any, Landlord may, but shall not be obligated to do, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or perform any such act on Tenant's part to be made or performed as in this Lease provided.

     All sums so paid by Landlord and all necessary incidental costs (together with interest thereon at the rate of twelve percent (12%) per annum or four percent (4%) above the prime rate of US Bank per annum, whichever is more, from the date of such payment by Landlord, and shall be payable as Additional Rent to Landlord on demand, and Tenant covenants to pay any such sums. Landlord shall have, in addition to any other right or remedy of Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Rent.

24.  SURRENDER OF PREMISES.

     (a) At the end of the Term (as it may be extended) or other sooner termination of this Lease, or upon termination of Tenant's right to possession, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all improvements or additions upon or belonging to same, by whomsoever made, in the same condition as received or first installed, ordinary wear and tear, damage by fire, earthquake, Act of God, the elements, other casualty condemnation, or the negligence or willful misconduct of Landlord, or the gross negligence or willful misconduct of Landlord's agents or employees excepted. Tenant may, prior to or upon the termination of this Lease or termination of Tenant's right to possession, remove any property or items which Tenant is entitled to remove under this Lease, at Tenant's sole cost, repairing any material damage caused by such removal. Property not so removed upon the termination of this Lease or upon termination of Tenant's right to possession shall be deemed abandoned by Tenant, and title to the same shall thereupon pass to Landlord. Upon request by Landlord, unless otherwise agreed to in writing by Landlord, Tenant shall remove, at Tenant's sole cost, any or all permanent improvements or additions to the Premises installed by or at the expense of Tenant after Tenant took possession of the Premises or which were designated by Landlord at the time of construction to be removed by Tenant upon termination and all movable furniture and equipment belonging to Tenant which are not Tenant Alterations. Tenant shall repair any material damage resulting from such removal.

     (b) At Landlord's option, the voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof, shall not work a merger, and shall operate as an assignment of any and all subleases or subtenancies.

25.  WAIVER.

     If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by either party to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of either party to insist thereafter upon strict performance by the other party. Waiver by either party or any term, covenant or condition contained in this Lease may only be made by a written document signed by the party waiving such term, covenant or condition.

26.   NOTICES.

      All notices, requests and demands which may be or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be sent by United States certified or registered mail, postage prepaid, or by overnight courier service, addressed to Tenant at the Premises address, or to such other place as Tenant may from time to time designate in a notice to Landlord, with a copy to Gorden Tanner, Stoel Rives LLP, 600 University Street, #3600, Seattle, WA 98101. All notices and demands by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at the address specified in the Basic Lease Information, or to such other firm or to such other place as Landlord may from time to time designate in a notice to Tenant. All notices and demands shall be deemed given on the date personally delivered to the address designated above or on the date mailed as provided above.

27.   OPERATING COSTS.

      In addition to Base Rent provided to be paid hereunder, Tenant shall pay, as Rent, Tenant's Proportionate Share of Basic Operating Costs in the manner set forth below; provided, however, that if Tenant occupies less than the entire building, then Tenant's Proportional Shares of Basic Operating Costs shall be reduced by the percentage of the space in the building occupied by other tenants calculated using BOMA Standard measurements of the other tenant's spaces divided by 35,320 square feet.

      (a) Definition: For purposes hereof, the terms used in this paragraph shall have the following meanings:

            (1) "Basic Operating Costs" shall mean, all expenses and costs of every kind and nature to the extent attributable to the Term which Landlord shall pay or become obligated to pay during the Term because of or in connection with the ownership and operation of the Premises (excluding the items in Paragraph 7(b) above) including, but not limited to, the following:

            (i) All wages, salaries and related expenses and benefits of all on-site and off-site employees of Landlord (excluding officers) engaged directly in the operation, management, maintenance, engineering and security of the Premises to the extent attributable to the Premises; provided, however, that Basic Operating Cost shall not include leasing commissions paid to any real estate broker, salesperson or agent.

            (ii) Supplies, materials, tools and rental of equipment to the extent used in the operation, management and maintenance of the Premises.

            (iii) Utilities, including water and power, gas, sewer, heating, lighting, air conditioning and ventilating of the Premises.

            (iv) All parking lot maintenance, janitorial and service agreements for the Premises and the equipment therein, including without limitation, alarm services, garbage and waste disposal, security service, water treatment, vermin extermination, landscaping, window cleaning and elevator maintenance, subject to the obligations of Landlord under paragraph 9 of this Lease.

            (iv) A management fee not to exceed three and one-half percent (3 1/2%) of the Base Rent derived from the Premises.

            (v) Reasonable legal expenses, accounting expenses and the cost of audits by certified public accountants attributable to operation of the Premises; provided, however, that legal expenses chargeable as Basic Operating Cost shall not include the cost of negotiating leases, collecting rents or evicting other tenants nor shall it include costs incurred in legal proceedings with or against any other tenant or to enforce the provisions of any Lease.

            (vi) All insurance premiums and costs for insurance on the Premises obtained by Landlord, including but not limited to, the premiums and cost of fire, casualty and liability coverage, and rental abatement and earthquake insurance (if Landlord elects to provide such coverage) applicable to the Premises and Landlord's personal property used in connection therewith and any deductible payments incurred by reason of the insured loss.

            (vii) Repairs, replacement and general maintenance of the Premises due to ordinary wear and tear or to maintain Landlord's building standard (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and the alterations attributable solely to tenants of the Premises other than Tenant).

            (viii) All maintenance costs relating to public and service areas of the Premises, including (but without limitation) sidewalks, landscaping, service areas and mechanical rooms.

            (ix) All installments of taxes and assessments and governmental charges, whether federal, state, country or municipal, and whether by taxing districts or authorities presently taxing the Premises or by others, whether subsequently created or otherwise, and whether foreseen or unforeseen, and any other installments of taxes and assessments attributable to the Premises, whether or not directly paid by Landlord, including rent taxes, gross receipt taxes, business license taxes and fees for permits for the Premises, and any other tax or charge levied wholly or partly in lieu thereof, excepting only inheritance or estate taxes and state or federal income taxes computed on the basis of the net income of the owners of the Premises; provided that all installments payable by Tenant under this paragraph shall be limited to those installments attributable to the Term.

          (x) Depreciation or amortization (together with reasonable financing charges) of capital improvements made to the Premises subsequent to the Commencement Date which will improve the operating efficiency of the Premises or which may be required to comply with laws, ordinances, rules or regulations promulgated, adopted or enforced after Commencement Date to the extent said capital improvements reduce the operating costs or enhance the life safety systems of the building.

          (xi) All reasonable costs of contesting any law applicable to the Premises or the amount of any taxes affecting the Premises.

     Notwithstanding anything to the contrary in this Lease, Basic Operating Costs shall not include (aa) the initial construction cost of the Premises;
     (bb) depreciation on the initial construction of the Premises; (cc) the cost of providing Tenant Improvements to Tenant or any other tenant; (dd) debt service or amortization (including, but without limitation, interest, principal and any impound payments) required to be made on any mortgage or deed of trust recorded with respect to the Premises; (ee) the cost of special services, goods or materials provided to any tenant; (ff) any bad debt, rent loss, or reserves for bad debt or rent loss; (gg) any expense for which Landlord is compensated through proceeds of insurance except deductible amounts paid by Landlord; (hh) any fine, interest or penalty levied against Landlord; (ii) costs of a capital nature including, without limitation, capital improvements, capital repairs, capital equipment, and capital tools, as determined under generally accepted accounting principles consistently applied; (jj) advertising or promotional expenses; (kk) expense for replacement of any items to the extent covered by a warranty;
     (ll) costs attributable to activities Landlord is responsible to pay for under this Lease; (mm) costs attributable to repair or replacement arising from construction or design defects, or refinancing or sale of the Premises or negligence or willful misconduct of Landlord or gross negligence or willful misconduct of Landlord's agents and invitees; (nn) costs paid to subsidiaries or affiliates of Landlord that exceed the costs of similar services from third parties; (oo) other expenses that under generally accepted accounting principles consistently applied would not be considered normal maintenance, repair, replacement due to ordinary wear and tear or to maintain Landlord's building standard, management or operating expenses. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business). Basic Operating Costs shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants. Landlord shall not recover any item of cost more than once. Any costs that may be Basic Operating Costs shall be capitalized and allocated over their useful life in accordance with generally accepted accounting principles.

          (2) "Estimated Basic Operating Costs" for any particular Fiscal Year shall mean Landlord's estimate of the Basic Operating Costs for such Fiscal Year as hereinafter provided. Landlord shall have the right from time to time to revise its Fiscal Year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in accordance with generally accepted accounting principles consistently applied.

          (3) "Basic Operating Cost Adjustment" shall mean the difference between Basic Operating Costs and Estimated Basic Operating Costs for any Fiscal Year determined as hereinafter provided.

     (b) Payment of Estimated Basic Operating Costs. During the last month of each Fiscal Year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Basic Operating Costs for such Fiscal Year. The Fiscal Year is as specified in the Basic Lease Information. The Estimated Basic Operating Costs for the Fiscal Year in which the Commencement Date falls is set forth in the Basic Lease Information sheet. Tenant shall pay in advance one twelfth (1/12th) of one hundred percent (100%) of the Estimated Basic Operating Costs with each monthly installment of Basic Rent required to be paid pursuant to paragraph 3 above for the Fiscal Year to which the estimate applies on the first day of each calendar month during such Fiscal Year. Such payment shall be construed to be Rent for all purposes hereof. If at any time during the course of a Fiscal Year, Landlord determines that Basic Operating Costs will materially vary from the then Estimated Basic Operating Costs, Landlord may, by written notice to Tenant, revise the Estimated Basic Operating Costs for the balance of such Fiscal Year and Tenant shall pay Tenant's Proportionate Share of Estimated Basic Operating Costs as so revised for the balance of the then current Fiscal Year on the first day of each calendar month thereafter. Such revised installment amounts are Rent for all purposes hereof. Failure to revise the amount paid shall not diminish Landlord's right to collect all Basic Operating Costs from Tenant as Additional Rent.

     (c) Computation of Basic Operating Costs Adjustment. Within ninety (90) days after the end of each Fiscal Year, or as soon after the end of the Fiscal Year as practicable, Landlord shall deliver to Tenant a statement of Basic Operating Costs for the Fiscal Year just ended, accompanied by a computation of the Basic Operating Costs Adjustment. If such statement shows that Tenant's payments of Estimated Basic Operating Costs is less than Tenant's Proportionate Share of Basic Operating Costs, then Tenant shall pay the difference within thirty (30) days after receipt of such statement, such payment to constitute Additional Rent hereunder. If such statement shows that Tenant's payments of Estimated Basic Operating Costs exceed Tenant's Proportional Share of Basic Operating Costs, then
     (provided that Tenant is not in default under this Lease) Landlord shall so notify Tenant and reimburse Tenant for the overpayment within thirty
     (30) days of notification to Tenant of the overpayment. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Basic Operating Costs Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement.

     (d) Net Lease. This shall be a net Lease and Base Rent shall be paid to Landlord net of all costs and expenses of repairing, operating and maintaining the Premises. The provisions for payment of Basic Operating Costs by means of periodic payments of Tenant's Proportionate Share of Estimated Basic Operating Costs and the Basic Operating Costs Adjustment are intended to pass on to Tenant and reimburse Landlord for the costs and expenses of the nature described in Paragraph 27(a)(1) above incurred in connection with ownership and operation of the Premises now and in subsequent years as may reasonably be determined by Landlord to be necessary to the Premises.

     (e) Tenant Audit. Tenant shall have the right, at Tenant's expense and upon not less than seven (7) days prior written notice to Landlord, to review at reasonable times Landlord's books and records for any Fiscal Year, or portion of which that falls within the Term for the purposes of verifying Landlord's determination and calculation of Basic Operating Costs and Basic Operating Costs Adjustment. In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under paragraph 27(c) above, Tenant shall have the right, not later than sixty (60) days following the receipt of such statement to cause Landlord's books and records with respect to such Fiscal Year to be audited by certified public accountants selected by Tenant subject to Landlord's reasonable right of approval as to selection of the accountants and upon condition that Tenant shall first deposit with Landlord the full amount in dispute. The Basic Operating Costs Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund or credit by Landlord to Tenant in excess of ten percent (10%) of Tenant's Proportionate Share of Basic Operating Costs Adjustment previously reported, the cost of such audit shall be borne by Landlord. Otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this subparagraph 27(e) within sixty (60) days of receipt of Landlord's statement provided pursuant to paragraph 27(c), such statement shall be final and binding for all purposes hereof. Any discrepancy revealed by an audit under this subparagraph shall be promptly paid by the party owing the money based on the results. Amounts not paid upon demand shall bear interest at the rate of twelve percent (12%) per annum or four percent (4%) above the prime rate of US Bank per annum, whichever is more, from five (5) days after the date of the demand until paid in full.

28.  TAXES PAYABLE BY TENANT.

     Landlord shall pay and Tenant shall reimburse Landlord for any and all installments of taxes levied or assessed and which become payable by Landlord (or Tenant) during the term of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources, capital stock taxes, and estate and inheritance taxes and taxes levied on Tenant's personal property), whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to:
     (a) the gross or net payable under this Lease, including, without limitation, any gross receipts tax levied by any taxing authority, or any other gross income tax or excise tax levied by any taxing authority with respect to the receipt of the rental hereunder, (b) the value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises; (c) the possession, lease, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (d) the value of any leasehold improvements, alterations or additions made in or to the Premises, regardless of whether title to such improvements, alterations or additions shall be in Tenant or Landlord; or (e) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. All such taxes shall be estimated, collected and paid in the same manner as Basic Operating Costs.

     In the event that it shall not be lawful for Tenant to so reimburse Landlord, the Rent payable to Landlord under this Lease shall be revised to provide Landlord with the same net Rent after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax. All taxes payable by Tenant under this paragraph shall be deemed to be and shall be paid as Additional Rent.

     Tenant shall pay directly to the taxing authority before any such taxes become delinquent all taxes levied on Tenant's income or personal property and all other taxes directly related to Tenant's assets and business operations; provided Tenant may contest any such tax in good faith without violating this provision.

29.  SUCCESSORS AND ASSIGNS.

     Subject to the provisions of Paragraph 9 hereof, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

30.  ATTORNEY'S FEES.

     In the event that it is necessary for either party to retain an attorney to enforce or interpret the terms of the Lease, the prevailing party shall be entitled to recover, in addition to damages proven, all reasonable attorney fees and costs incurred in enforcing this Lease, whether said fees and costs are incurred in negotiation, mediation, arbitration, litigation, appeal, bankruptcy, pre- or post-judgment collection, declaratory action, or otherwise. In the event of litigation, the prevailing party shall be determined by a court of competent jurisdiction.

31.  SECURITY DEPOSIT.

     (a) Upon execution of this Lease, Tenant will pay Landlord a Security Deposit for the faithful performance of all terms, covenants and conditions of this Lease. The sum of said deposit is specified in the Basic Lease Information. Tenant agrees that Landlord may apply said Security Deposit to remedy any failure by Tenant to repair or maintain the Premises or to perform any other terms, covenants or conditions contained herein. If Tenant has kept and performed all terms, covenants and conditions of this Lease during the term hereof, Landlord will, on the termination hereof promptly return said sum to Tenant or the last permitted assignee of Tenant's interest hereunder at the expiration of the Lease Term or any extended Lease Term. Should Landlord use any portion of said sum to cure any default by Tenant hereunder, Tenant shall forthwith replenish said sum to such original amount. Landlord shall not be required to keep any Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit. Upon the occurrence of any events of default described in Paragraph 19 of this Lease. After the expiration of any applicable cure period without cure having been accomplished, said Security Deposit shall become the property of Landlord. Landlord may increase the amount of the deposit each time Tenant exercises its option to renew so that Landlord always has an amount equal to the last month's Base Rent as a Security Deposit.

     (b) Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any Security Deposit required by the Landlord hereunder, unless said sums have actually been received by such mortgagee as security for the Tenant's performance of this Lease.

32.  SIGNAGE.

     Subject to Landlord's prior approval, which shall not be unreasonably withheld or delayed, Tenant shall have the right to install signage on or in the Premises at its own cost. The right to install signage on or in the Premises shall be exclusive to the Tenant at all times during which Tenant leases more than ninety percent (90%) of the Premises except for identification and location signs for the other Tenants on the building directory and office doors or walls. Such signage shall be in accordance with all applicable codes, rules and regulations.

     Tenant shall provide to Landlord detailed plans for the exterior signage, including colors, scale, placement, and all other elements related to the signage, prior to submitting the same to the municipality for approval. Tenant shall be responsible for acquiring and paying for all municipal approvals and permits. Tenant shall pay all costs incurred to obtain Landlord's approval including review and/or redesign by Landlord's architect or other agents. At the termination of the Lease, Tenant shall pay all costs for removing all signs and restoring the Premises to their condition at the time the sign was installed, reasonable wear and tear, damage from casualty or condemnation or Landlord's negligence or Landlord's employees and agents' gross negligence excepted.

33.  CORPORATE AUTHORITY.

     Each of the persons executing this Lease on behalf of Landlord or Tenant does hereby covenant and warrant pertaining to the entity for whom they sign that it is a duly authorized and existing corporation, that the corporation has and is qualified to do business in Washington, that the corporation has full right and authority to enter into this Lease, and that each and all of the persons signing on behalf of the corporation are authorized to do so. Upon a party's request, the other party shall provide evidence reasonably satisfactory to the requesting party confirming the foregoing covenants and warranties.

34.  LEASE EFFECTIVE DATE.

     Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

35.  BROKERAGE FEES.

     Tenant hereby represents and warrants that it has not used or dealt with any other broker, agent or other person in connection with this transaction, except Colliers MacAuley Nichols International, and that Tenant owes no brokerage fees or commission related to this Lease. Tenant agrees to defend, indemnify and hold Landlord harmless from and against any claims or liens filed by any other broker, agent, or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Landlord shall pay commissions due to Colliers MacAuley Nichols International and Leibsohn and Company for this Lease pursuant to the Listing Agreement with Leibsohn and Company. Landlord shall have no obligation to pay commissions to any agent upon Tenant's exercise of any of its options to extend the term pursuant to this Lease or if Tenant should enter into a Lease for subsequent terms.

36.  FORCE MAJEURE.

     Whenever a period of time is herein prescribed for action to be taken by either party, the party required to act shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, Acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of the party required to act. The Tenant's rights of self-help in this Lease are available during periods of force majeure delay or interruption so long as required notice is given.

37.  CHANGE IN BUILDING NAME.

     The name of the Building will be INTERLINQ PLAZA upon the execution of this Lease for as long as Tenant leases the building, subject to Paragraph 38(b)(i) below.

38.  CERTAIN RIGHTS RESERVED BY LANDLORD

     Landlord shall have the following rights, exercisable without notice and without liability to Tenant, for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent if any other tenant occupies the building:

     (a) Landlord may, at its option, decorate and make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the public areas and any subleased or assigned portions of the Premises not occupied by Tenant or subject to repossession by Tenant under paragraph 9(c), ("Unoccupied Areas"), or any part thereof, and for such purposes, upon reasonable notice to Tenant, may enter upon the public areas or Unoccupied Areas of the Premises. During the continuance of any such work, Landlord may temporarily close doors or entryways in the public or unoccupied areas of the building, interrupt or temporarily suspend non-essential building services and facilities all without abatement of rent, except as otherwise provided herein, and without affecting any of Tenant's obligations hereunder, so long as the public areas of the Premises are reasonably accessible and reasonably tenantable.

     (b) If Tenant subleases or assigns any portion of the Premises or if another tenant enters into occupancy of the Premises, Landlord may, upon reasonable notice to Tenant, (i) change the name by which the Premises is designated if Tenant occupies less than fifty one percent (51%) of the Premises; (ii) grant to anyone the exclusive right to conduct any business or render any service in or to the Unoccupied Areas of the Premises, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein; (iii) have access for Landlord and other tenants of the Premises to any mail chutes located on the Premises according to the rules of the United

     States Postal Service; (iv) take all such reasonable measures as Landlord may deem advisable for the security of the Project and its occupants. Said actions may be taken under such reasonable regulations as Landlord may prescribe from time to time generally applied to all Tenants.

39.  PERSONAL LIABILITY.

     The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Premises, and Landlord shall not be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord. No personal liability is assumed by, nor shall at any time be asserted or enforceable against Landlord or its principals on account of the Lease or on account of any covenant or agreement of Landlord contained herein. Tenant's sole and exclusive remedy shall be against Landlord's interest in the Premises and the land on which it is located. No principal of Landlord shall be served or named as a party in any suit or shall be required to answer or otherwise plead to any service of or process, and no judgment shall be entered against any principal of Landlord. Any judgment entered against any principal of Landlord may be vacated and set aside at any time nunc pro tunc.

40.  QUIET ENJOYMENT.

     Provided Tenant observes its obligations under this Lease, Tenant shall have peaceable and quiet enjoyment of the Premises throughout the Term, and Landlord shall not act in any manner which would interfere with or disrupt Tenant's business or frustrate Tenant's business purposes at the Premises.

41.  MISCELLANEOUS.

     (a) The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. The term "Landlord" in these presents shall include the Landlord, its successors, and assigns. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.

     (b) Time is of the essence of this Lease and all its provisions. This Lease shall in all respects be governed by the laws of the State of Washington. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. The terms of this Lease supersede any representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument by the parties hereto.

     (c) If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

42.  OPTION TO RENEW.

     Tenant shall have two (2) consecutive options to extend the Term for an additional five (5) years each. Tenant must give Notice of its intent to exercise an option to Landlord not less than nine (9) months, nor more than one (1) year, prior to expiration of the then existing Term. The Lease shall continue in full force and effect during the Term (as so extended), except the Base Rent will be adjusted for each five year extension of the Term and Landlord may increase the amount of the Security Deposit as provided in paragraph 31 so that the Security Deposit always equals the last month's Base Rent for the Term.

     Commencing no later than twenty (20) days after Tenant's Notice of intent to exercise an option to extend, the parties shall attempt to agree upon the amount of the Base Rent for the Premises for the applicable extension of the Term. The Base Rent for the extension of the Term shall be equal to ninety-five percent (95%) of the current market rental rates for comparable space in comparable Class A buildings in comparable locations in Bellevue, Redmond, Kirkland and Mercer Island. If the parties cannot agree on the Base Rent for the extension of the Term within sixty (60) days of the date Landlord receives Tenant's Notice of intent to exercise the option to extend, then, at the election of either party, the Base Rent for the extension of the Term shall be established by an MAI appraiser jointly selected by the parties. The party who wishes to have the Base
     Rent determined for the extended term must so notify the other in writing and designate an MAI appraiser. Said designation must be received by the other party within thirty (30) days of Tenant's notice of exercise of its option to extend, or Tenant's option will automatically terminate. If the parties are unable to agree upon the selection of such an appraiser, then they shall each select an MAI appraiser and the two so designated shall select a third. The Base Rent for the extension of the Term determined by the selected MAI appraiser or any two of the three MAI appraisers so chosen shall be binding on the parties and may not be appealed. If either party fails to notify the other of its appraiser within thirty (30) days after written request to do so, the MAI appraiser selected by the other party shall make the determination of the Base Rent. Tenant's right to exercise each option to extend the Term is contingent upon Tenant's then being current in its payment of Rent and all other amounts due under this Lease, and otherwise being in compliance with all terms of the Lease (subject to any permitted cure periods), at the time Tenant gives its Notice of intent to exercise an option and on the first date of the newly extended Term. At the time that Landlord notifies Tenant of the proposed Base Rent for each extension of the Term, Landlord shall also notify
     Tenant of the cost of the covered parking stalls during the extension of the Term, and any dispute regarding the proposed parking fees shall be resolved in the same manner used to resolve a dispute over Base Rent for the extension of the Term. The right to extend the Term shall not be affected by Tenant's sublease or assignment of any party of the Premises if (1) Landlord's so agreed in writing when it consented to such sublease or assignment, or
     (2) the assignment was permitted without Landlord's consent under Paragraph 9(a), or (3) the sublease ends and Tenant retakes the Premises prior to the end of the then current Term and Tenant is not in default at the end of the then current Term. Notwithstanding the foregoing, if Tenant has elected to extend the Term, all the terms of such extension have been agreed by Landlord and Tenant and set forth in a fully executed written extension of the Lease, then Tenant may enter a sublease under the terms of Paragraph 9 that commences prior to the end of the then current term and expires before the end of the newly extended Term without the loss of its rights to renew the Term as provided herein and in the written extension.

43.  USE OF ROOF AND BUILDING STORAGE.

     Tenant may not use the roof and building storage areas without prior written permission of Landlord which Landlord may refuse or condition. Tenant shall be allowed to install a satellite dish on the roof. If Tenant receives permission to use the roof, roof use shall be restricted to non-commercial telecommunications and other similar uses. Landlord will not install or allow others to install commercial telecommunications equipment on the roof. Any alterations of the roof or building storage areas shall be in accordance with the provisions of this Lease and requires Landlord's prior written approval. Tenant shall not enter onto the roof unless accompanied by an employee or agent of Landlord.

44.  DEFINITION OF LANDLORD'S NEGLIGENCE.

     "Landlord's negligence and willful misconduct" refers to the negligence of Pine Forest Co.'s officers. The other employees of Pine Forest Co. and its agents are held to the standard of gross negligence. Nothing herein shall be construed to make any individuals personally liable.

////
////
////

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.


LANDLORD:                               TENANT:


PINE FOREST CO., a                      INTERLINQ SOFTWARE CORPORATION,
Washington corporation                  a Washington corporation


By: /s/ F. H. BURNSTEAD                 By: /s/ STEVE YOUNT
   ------------------------------          ------------------------------
   F. H. Burnstead, President              Steve Yount, Vice President,
                                             Finance

Date:  4-27-98                          Date:  4-23-98
     ----------------------------            ----------------------------


AGENTS:  We have read and acknowledge paragraph 35.


TRAMMEL CROW                            COLLIERS McAULEY NICHOLS INTERNATIONAL


By: /s/ JOSEPH A. BALDWIN               By: /s/ GEOFF BOGRON
   ------------------------------          ------------------------------
   Joseph A. Baldwin, Agent                Geoff Bogron, Agent



STATE OF WASHINGTON  )
                     )   ss.
COUNTY OF KING       )

     THIS IS TO CERTIFY that on this 27 day of April, 1998, before me, a Notary public in and for the State of Washington, duly commissioned and sworn, came Frederick H. Burnstead, personally known or having presented satisfactory evidence to be the President of Pine Forest Co., the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute the said instrument on behalf of said corporation.

     WITNESS MY HAND and official seal the day and year in this certificate first above written.


                              /s/ DIANNA GOINES
                              Print Name:  Dianna Goines
                              Notary Public in and for the
          [SEAL]              State of Washington, residing at
                              Redmond

                              Expiration Date:  8-25-99

STATE OF WA       )
                  )    ss.
COUNTY OF KING    )


     THIS IS TO CERTIFY that on this 23rd day of April, 1998, before me, a Notary public in and for the State of Washington, duly commissioned and sworn, came Steve Yount, personally known or having presented satisfactory evidence to be the Vice President, Finance of INTERLINQ Software Corporation, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute the said instrument on behalf of said corporation.

     WITNESS MY HAND and official seal the day and year in this certificate first above written.


                                        /s/ LOUIS KOVITZ, JR.
                                        Print Name:  Louis Kovitz, Jr.
                                        Notary Public in and for the
                                        State of Washington, residing at
                                        Bellevue

                                        Expiration Date:  1-29-99

                                  EXHIBIT "A"

                               LEGAL DESCRIPTION


Lot 2, Short Plat Number 81-20, as recorded under King County Recording Number 8208239014, being a correction of King County Recording Number 8109169004, being a portion of Lots 7 and 8, Block 70, Burke and Farrar's Kirkland Addition to the City of Seattle, Division No. 23, according to the plat thereof recorded in Volume 21 of Plats, page 46, in King County, Washington;

EXCEPT that portion thereof condemned in King County Superior Court Cause Number 618532 for Northrup Interchange (SR 520);

ALSO EXCEPT that portion conveyed to the State of Washington by Deed recorded under Recording Number 6595483.

Situated in the county of King, state of Washington.

                                  EXHIBIT "B"

                             WORK LETTER AGREEMENT

     1. TENANT IMPROVEMENTS. Landlord shall construct Tenant Improvements on the Premises pursuant to Tenant Improvements Construction Documents and in accordance with the Tenant Improvements Construction Contract. The Tenant Improvements Construction Documents shall be prepared by or at the direction of Landlord based on the Tenant Improvements Schematic Plans in a form that is mutually acceptable to Tenant and Landlord, and shall be completed and approved in writing by both Landlord and Tenant no later than May 31, 1998. The Tenant Improvements Schematic Plans shall be prepared by or at the direction of Tenant in a form that is mutually acceptable to Tenant and Landlord and shall be completed and approved in writing by both Landlord and Tenant no later than April 30, 1998. Landlord shall obtain all necessary permits for construction of the Tenant Improvements.

     2. BUILDING SHELL. Landlord shall construct the Building Shell on the Premises pursuant to the Building Shell Construction Documents and in accordance with the Building Shell Construction Contract.

     3. COSTS OF TENANT IMPROVEMENTS. Landlord's Maximum Contribution shall be sued only to pay Tenant Improvements Costs which include the cost of preparing the Tenant Improvement Documents and other design fees and costs, all permitting and inspection fees and costs related to the Tenant Improvements, all costs of construction, labor and materials, contractor's profit and overhead for the Tenant Improvements, taxes, bonds and all other fees and costs incurred in constructing the Tenant Improvements.

     4. DETERMINATION OF THE COST OF CONSTRUCTION. Within thirty (30) days after approval of the Tenant Improvements Schematic Plans by Landlord and Tenant, Landlord shall notify Tenant of the Projected Tenant Improvements Costs pursuant to the Tenant Improvements Schematic Plans under the Tenant Improvements Construction Contract. If the Projected Tenant Improvements Costs exceed the Landlord's Maximum Contribution, of Seven Hundred Thousand Dollars ($700,000) then Tenant may (1) request changes to the Tenant Improvements Schematic Plans to bring the Projected Tenant Improvements Costs below the Landlord's Maximum Contribution, (2) tender the difference between the Projected Tenant Improvements Costs and the Landlord's Maximum Contribution to the Landlord, or (3) request that the Landlord advance up to the maximum amount of Two Hundred Thousand Dollars ($200,000) ("Landlord Advance") to Tenant to complete the Tenant Improvements, or any combination of the three, at Tenant's election. Tenant shall be responsible to pay Landlord any Excess Tenant Improvements Costs as described in Paragraph 13 below.

     5. REPAYMENT OF THE LANDLORD ADVANCE. If Tenant requests a Landlord Advance to pay a portion of the Tenant Improvements Costs, then the amount advanced shall bear interest at the rate of twelve percent (12%) per annum. It shall be amortized over the Initial Term of the Lease and shall be paid as Additional Rent in monthly installments in advance, without notice, commencing with the first month Rent is due under the Lease. Landlord shall have the same rights to enforce the payment of the Landlord Advance as it does to enforce payment of all Rent and Additional Rent due under the Lease. Tenant shall sign such Notes, Guaranties, Amendment to the Lease, and other documents Landlord deems reasonably necessary in connection with the Landlord Advance. Landlord has no obligation to commence construction of the Tenant Improvements until Landlord has received the difference between the Tenant Improvements Costs and Landlord's Maximum Contribution or Tenant has executed those documents Landlord required prior to making any Landlord Advance.

     6. CONTRACTS. Landlord shall contract with the appropriate members of the Project Team (other than Tenant's Representative) for services necessary to construct the Building Shell and Tenant Improvements pursuant to the Tenant Improvement Plans. The final Tenant Improvements Construction Contract (with dollar amounts) shall be provided to Tenant and must be approved in writing by Tenant within seven (7) days of receipt by Tenant and prior to commencement of construction of the Tenant Improvements or effectiveness of such contract. Landlord shall also provide Tenant with copies of Building Shell Construction Documents with costs expunged so Tenant can review which items are allocated to Tenant Improvement Costs and which items are allocated to the Building Shell.

     7. DETERMINATION OF TENANT IMPROVEMENTS SUBCONTRACTORS. Landlord and Tenant have agreed that General Contractor shall serve as contractor for the Tenant Improvements pursuant to the Tenant Improvements Construction Contract and have further agreed that the Mechanical Subcontractor and the Electrical Subcontractor shall provide those services for the Tenant Improvements. For every other subcontractor for the Tenant Improvements, General Contractor shall obtain competitive bids which bids shall be available for Tenant's review and comment if Tenant so requests. After receipt of such bids, Landlord and Tenant shall each review and consult with each other regarding the bids whereupon the subcontractors shall be selected by Landlord and General Contractor. Bids will distinguish between Building Shell and Tenant Improvement Work. Approval of Tenant's Improvement Construction Contract by Tenant shall be deemed approved of the subcontractor competitive bids used in preparing the Tenant Improvements Construction Contract.

     8. RESPONSIBILITY FOR CONSTRUCTION. Landlord shall be responsible for construction of the Building Shell and Tenant Improvements and shall employ the Project Team as provided above. Landlord shall make all decisions regarding the Building Shell. Landlord shall have control over the construction of the Tenant Improvements in cooperation with the Tenant, and shall have the right to make all final decisions regarding interpretation of the Tenant Improvements Construction Documents, after making a good faith attempt to get Tenant's approval of any element regarding the Tenant Improvement Construction Documents which is subject to several interpretations, provided, if Tenant is not available or does not provide an interpretation within twenty four (24) hours, Landlord's decision is final. In the event Tenant or Landlord wishes to make a material change in the Tenant Improvement Construction Documents, the party needing or wishing to make the change shall notify the other in writing of the change in the form a written change order. The change order shall describe the change, the cost associated with making the change, and the delay associated with making the change, if any. General Contractor, Landlord and Tenant shall sign all said change orders. Failure to sign or object in writing to a change order within two
(2) business days of the date the change order is submitted for approval shall be deemed approval of the change order. If construction will be delayed until approval of the change order is received, the General Contractor, Landlord, Tenant or TI Architect may impose a shorter time limit on approval. If the cost of the change will increase the projected Tenant Improvements Costs, the Tenant shall pay the cost as a Tenant Improvement Cost pursuant to paragraph 10. Tenant's approval of the change order or failure to respond within two (2) business days shall be conclusive evidence that Tenant has approved the change and any delay or increased cost associated with the change as disclosed in the change order. If Landlord or its agents determine that changes or modifications should be made in the space plans, plans or specifications because of permitting requirements, requests of governmental authorities, design or construction efficiencies or other reasons, Landlord shall make such changes which Landlord deems necessary; provided, that if such changes would result in an increase in the Projected Tenant Improvements Costs, then Tenant or TI Architect must have approve such change before Tenant is liable to pay such increase.

      9. CONSTRUCTION ADMINISTRATION. Landlord and Tenant shall each proceed with all necessary due diligence and in good faith to complete such matters as require their respective action or approval, and both parties agree to promptly and diligently respond to all questions and concerns raised by architects, engineers and other consultants. Landlord and Tenant shall each endeavor to respond to submissions from General Contractor and TI Architect promptly, on an on-going basis in order that revisions required by Landlord, Tenant or applicable governmental agencies, can be promptly completed. When Tenant approval or comment is requested, Tenant or TI Architect shall respond within two (2) business days of request unless a different response period is provided in this Agreement or unless both parties agree following a request by either. If the TI Architect believes that a response to a request of either Landlord or Tenant is required in less than two (2) business days, then the party requested shall respond within such shorter time period as prescribed by the TI Architect. During construction of the Building Shell and Tenant Improvements, Landlord, Tenant, General Contractor and TI Architect together with other applicable consultants shall meet every week (unless meeting is cancelled) in order to review status and scheduling of Tenant Improvements construction and determine possible changes required, delays anticipated, costs being incurred and all related matters. At these meetings, change orders will be presented, discussed and executed (subject to the two-day deadline).

      10. TENANT IMPROVEMENT COSTS. Landlord's Maximum Contribution, together with any Landlord Advance, shall be used only to pay Tenant Improvements Costs. Landlord agrees that the Landlord's Maximum Contribution and Landlord Advance, if any, shall not be applied against, nor shall Tenant be liable for, costs associated wit the construction of the Building Shell, landscaping, public area restrooms, electrical rooms, phone closets or other public areas of the Premises except for modifications requested by Tenant such as installation of cabinets, reception desk and other fixtures located in the reception area. Tenant shall be responsible for paying any Excess Tenant Improvements Costs if applicable and shall tender said amounts to

Landlord within five (5) days of written demand as a condition to Landlord commencing or continuing with construction of the Tenant Improvements.

     11. EARLY ACCESS. Tenant shall be given access to the Premises prior to installation of the ceiling grid in order to allow Tenant to install telephone and other communications and media lines and systems, computer cabling, and related similar matters. The date of Early Access to the Premises and the time by which installation of Tenant's Work must be completed will be coordinated with the General Contractor. Tenant and General Contractor shall work together to ensure that Tenant's Work is completed in an efficient and timely manner and will not unreasonably impede, interfere with or delay the progress of construction of the Tenant Improvements. Tenant shall perform such installation in accordance with all guidelines promulgated by General Contractor and shall execute and require its contractors and subcontractors to execute such releases, indemnifications and other documents that General Contractor requires of its own subcontractors. Any and all costs of installation of such items shall be at Tenant's sole cost and expense.

     Tenant shall also be given Early Access to the Premises for purposes of storing its furniture and personal property in portions of the Premises in which Tenant Improvements are substantially complete. General Contractor shall designate the areas in which such storage can occur to ensure that such storage will not interfere with the construction of the Tenant Improvements. Tenant hereby releases Landlord, General Contractor and all of their agents, employees, licensees, invitees and subcontractors from all liability for loss or damage to Tenant's personal property stored on the Premises prior to the Commencement Date. Tenant agrees to maintain insurance on all said property and hereby assumes full risk of loss or damage to said personal property and hereby agrees to defend, indemnify and hold Landlord, General Contractor, their agents, employees, licensees, invitees and subcontractors harmless from any claims, loss or liability related to said stored personal property.

     12. INSPECTION AND PUNCHLIST. During the construction of the Building Shell and the Tenant Improvements, Tenant, Landlord and General Contractor shall meet weekly and shall inspect the Premises regularly. In the event Tenant notices any defects in construction or variations from the Building Shell Construction Documents or Tenant Improvement Construction Documents, Tenant shall bring such variations to General Contractor's and Landlord's attention, and any such discrepancies or defects shall be remedied as soon as practicable. Upon Substantial Completion of the Tenant Improvements, General Contractor and/or Landlord shall notify Tenant. Tenant shall, within forty eight (48) hours of such notification, conduct an inspection of the Premises and prepare and submit to Landlord an itemized list ("Punchlist") of all matters which must be installed, completed or corrected so as to bring the Tenant Improvements into compliance with the Tenant Improvement Construction Documents; provided, however, that no matter on the Punchlist shall exceed the scope, quality or quantity of the Tenant Improvements as set forth in the Tenant Improvement Construction Documents.

     Once Tenant has taken occupancy of the Premises, Tenant shall notify Landlord in writing within sixty (60) days of taking possession of the Premises of any defects in construction or variations from the Tenant

Improvement Construction Documents. Landlord shall undertake to repair said deviations within sixty (60) days of receiving written notice of the need to correct or repair said item. On the sixty first (61st) day after the Tenant has taken possession of the Premises, Tenant shall be deemed to have accepted the Premises "as is," in their then current condition subject only to corrections of items already noted in writing to Landlord and not yet corrected or items covered by warranty by third parties.

     13. TENANT ADVANCES OF EXCESS TENANT IMPROVEMENTS COSTS. Landlord shall advance all Tenant Improvements Costs up to the Landlord's Maximum Contribution (and full Landlord's Advance, if applicable). Thereafter, Landlord's obligation to continue with the construction is contingent upon Tenant paying 100% of all Excess Tenant Improvements Costs upon five (5) business days of demand in advance of construction. Unless Landlord agrees otherwise in writing, Tenant shall be solely responsible for providing all Tenant's Personal Property for its business at the Premises and Tenant shall not use any amounts provided by Landlord for said property.

     14. DELAYS. Landlord will use its best reasonable efforts to complete construction of the Tenant Improvements by November 1, 1998. Landlord and Tenant agree that the Commencement Date of the Lease, and the time periods for Substantial Completion may be extended in accordance with change orders as provided in paragraph 8 or by other causes not ascertainable at this time. If a delay is caused by Tenant's failure to make required payments for Change Orders, Excess Tenant Improvement Costs or failure to complete Tenant's Work on time or other reasons attributable to Tenant and such delays cause an extension of the Commencement Date beyond November 1, 1998 under this Agreement which has not been agreed to in a change order, Landlord shall give Tenant written notice of the expected delay and Commencement Date of the Lease shall be November 1, 1998. The Notice shall set forth the reasons for Landlord's conclusion that the delay is caused by Tenant. In the event Tenant believes that it is not responsible for the delay, it shall so notify Landlord of the reason for its conclusion. If Landlord and Tenant cannot agree, then the matter shall be submitted to binding arbitration. The Tenant may request arbitration only if Tenant commences tendering the Rent to Landlord on November 1, 1998 and continues to tender Rent each month until the dispute is resolved. If the arbitrator concludes that the delay was not attributable to Tenant, the Tenant shall be credited for Rent paid until the Premises are Substantially Complete.

Arbitration shall be conducted by an arbitrator mutually agreeable to the parties. If the parties cannot agree upon an arbitrator, each shall submit the name of an acceptable arbitrator and those two arbitrators shall select a third arbitrator who shall conduct the arbitration. The prevailing party shall bear the cost of the arbitration. The parties must designate an arbitrator who is familiar and experienced with construction issues. The arbitration shall be conducted in accordance with the rules and procedures set forth by the American Arbitration Association for the Construction Industry and shall be non-appealable and binding on the parties.

     14.1. Delays From Force Majeure. In the event Substantial Completion is delayed beyond November 1, 1998 by Force Majeure (as defined in paragraph 36 of the Lease), then the Scheduled Substantial Completion Date shall be extended by the period of such delay, and the scheduled Commencement Date of the Lease shall be likewise extended. The inability to obtain all required permits and approvals for the construction of the Premises shall not be included in Force Majeure, except to the extent such inability is caused by Tenant Delay. Landlord nevertheless acknowledges that Substantial Completion prior to November 1, 1998, is critical to Tenant's business and that Landlord shall, upon consultation with Tenant, attempt to determine measures which could be taken to minimize any delay which may occur in the event of delay occurring due to Force Majeure; provided, however, that neither Landlord nor Tenant shall be obligated to incur additional costs other than those anticipated hereunder in the event of delay occurring due to Force Majeure. In the event of Force Majeure occurring, Landlord shall give Tenant written notice of the same, together with the estimated period of such Force Majeure. Either Tenant or Landlord may elect, by written notice to the other, to augment the construction schedule, at such party's sole cost and expense, in order to avoid the effects of any Force Majeure. Estimates of such costs of augmentation of the Construction Schedule shall be provided by General Contractor.

     15. TENANT'S DEFAULT. If Tenant fails to make any payments required to be made hereunder, or otherwise fails to meet its obligations hereunder or under the Lease, Landlord may (1) discontinue construction of the Tenant Improvements,
(2) terminate the Lease on ten (10) days written notice and/or (3) pursue all other remedies available in the Lease and in law and equity including recovering damages for lost profit, lost rent, attorney fees and costs incurred in enforcing the terms of this Agreement and any and all other remedies available.

     16. COOPERATION. Tenant and Landlord shall cooperate in good faith with each other at all times while Landlord is obtaining the necessary approvals, permits, plans and specifications and throughout construction. Both parties shall provide prompt response to any questions or concerns that may arise relating to the Tenant Improvements and shall respond in a timely and professional manner to all questions and requests from the other.

     17. INCORPORATION. This Work Letter Agreement is a part of and is incorporated into the Office Lease by and between the parties and is in addition to those provisions provided in paragraph 2 of said Office Lease relating to Tenant Improvements.

                              LANDLORD:
                              PINE FOREST CO., a Washington corporation

                              By:  /s/ F.H. BURNSTEAD
                                 -----------------------------
                                   F.H. Burnstead, President

                                        TENANT:
                                        INTERLINQ SOFTWARE CORPORATION, a
                                        Washington corporation


                                        By:  /s/ STEVE YOUNT
                                           ------------------------------------
                                           Steve Yount, Vice President, Finance


Schedule A - Definitions

Schedule B - Base Building Shell Description

Schedule C - Tenant Improvement Specifications Outline

                 Schedule A to Exhibit B Work Letter Agreement

                                  DEFINITIONS


As used in this Work Letter Agreement, the following capitalized terms shall have the following meanings. All other capitalized terms shall have the meanings ascribed to them in the Lease:

     "Building Shell" means the structure Landlord is constructing which will be completed by Landlord as set forth in the Building Shell Plans.

     "Building Shell Construction Contract" means that certain Construction Agreement by and between General Contractor and Landlord for actual construction of the Building Shell.

     "Building Shell Construction Documents" means the Building Shell Construction Contract and the Building Shell Plans. Tenant shall be given only those Building Shell Construction Documents listed on Schedule B to this Exhibit B.

     "Building Shell Plans" means the plans and specifications for the Building Shell which have been approved by Landlord and Tenant which are attached as Schedule B. The Building Shell Plans have been delivered to the TI Architect.

     "Excess Tenant Improvement Costs" means Tenant Improvements Costs in excess of Landlord's Maximum Contribution and Landlord's Advance (if Tenant elects to take the Landlord's Advance).

     "Final Completion" means the Building Shell and Tenant Improvements are Substantially Complete, all Punch List Items have been completed, and the Building Shell and Tenant Improvements have been approved by the City of Bellevue for occupancy, as evidenced by issuance of a final certificate of occupancy.

     "Landlord's Advance" means the amount of up to $200,000 to be advanced by Landlord to Tenant to pay part of the Tenant Improvements Costs to the extent requested by Tenant. Landlord Advance is to be reimbursed by Tenant.

     "Landlord's Maximum Contribution" means the amount of $700,000 to be paid by Landlord, without reimbursement by Tenant, as described in paragraph 2.

     "Project Team" means the following companies and individuals who will provide the space planning, architectural, and construction services for the Tenant Improvements; provided each is referred to individually in this Agreement by the term opposite their name:

          "General Contractor" RAFN Company, Bellevue, WA, subject to execution of an acceptable contract.

          "Representative" means the contact person at Tenant or Landlord named in the Basic Lease Information, or their successor after notice of such appointment is given to the other party.

          "TI Architect"      Marvin Stein and Associates


     "Substantial Completion" means the Tenant Improvements shall have been completed in accordance with the Tenant Improvement Construction Documents, which Substantial Completion shall be conclusively deemed to have occurred upon
(i) final inspection by the City of Bellevue and preliminary approval for occupancy of the Premises as evidenced by issuance of either a temporary or final certificate of occupancy, and (ii) issuance by TI Architect of a Certificate of Substantial Completion for the Tenant Improvements, which Certificate of Substantial Completion shall be in the form of AIA Document G704. The existence of punch list Items or additional work required for issuance of a final approval for occupancy by the City of Bellevue shall not be matters which will delay Substantial Completion from having occurred; but Landlord shall correct and/or complete such Punch List Items, complete the work necessary to obtain issuance of a final approval for occupancy and obtain issuance of such final certificate of occupancy within 90 days thereafter or as soon as reasonably practical. That there are outstanding Punch List Items and/or work required for City of Bellevue issuance of a final approval of occupancy shall not delay the Commencement Date of the Lease under any circumstances provided that Substantial Completion has occurred; and the Building Shell has been completed in accordance with the Building Shell Construction Documents and approved for occupancy by the City of Bellevue as evidenced by issuance of either a temporary or a final certificate of occupancy.

     "Tenant Improvements" means those certain interior improvements to the Premises, to be constructed by Landlord, all of which are more specifically defined in the Tenant Improvements Schematic Plans and, ultimately, the Tenant Improvements Construction Documents.

     "Tenant Improvements Construction Contract" means the Construction Agreement entered into by Landlord and General Contractor for construction of the Tenant Improvements, which Construction Agreement shall be in the form of the Cost of the Work Plus a Fee with a Guaranteed Maximum Price (AIA Document
A111) and shall reflect a General Contractor Fee of no more than 6% of the Cost of the Work (exclusive of applicable taxes).

     "Tenant Improvements Construction Documents" means detailed drawings, and final plans and specifications determined to be mutually acceptable to Landlord and Tenant providing for the construction of the Tenant Improvements which shall supersede the Tenant Improvements Schematic Plans. The Tenant Improvements Construction Documents shall detail the Tenant Improvements, shall conform to all applicable laws and building codes, and shall be complete in form and content and contain sufficient information and detail to allow for competitive bidding or negotiated pricing by contractors and subcontractors selected and engaged by Landlord or General Contractor. Landlord and Tenant shall approve the Tenant Improvement Construction Documents in writing.

     "Tenant Improvements Costs" means costs of construction of the Tenant Improvements which shall consist of (i) the Guaranteed Maximum Price set forth in the Tenant Improvements Construction Contract as the same may be adjusted by changes in accordance with the terms of that Contract and this Agreement plus certain other charges not covered as a part of the Guaranteed Maximum Price, consisting of (ii) any and all applicable municipal fees and charges relating to such Tenant Improvements, including without limitation, building permit and other permit application and issuance fees and costs, all inspection fees; and (iii) all applicable taxes, including without limitation retail sales taxes and business and occupation taxes, and (iv) the cost of preparing the Tenant Improvements Construction Documents and all other design fees and costs related to the Tenant Improvements including fees and costs for bonds related to the Tenant Improvements, if any, and all other fees and costs relating to the design of and construction of the Tenant Improvements.

     "Tenant Improvements Schematic Plans" means the preliminary floor plans and outline specifications that have been prepared by TI Architect and approved by Landlord and Tenant, as referenced in Schedule C.

     "Tenant Inspection" means the inspection(s) undertaken by Tenant or its Consultant from time to time during the course of construction of the Premises, provided that inspections shall occur only following reasonable prior notice to Landlord (which notice may be delivered telephonically or otherwise without being in writing) and the inspection conducted after Substantial Completion and prior to occupancy to prepare the written punch list. Landlord and Tenant will each provide to the other in writing the name of their respective authorized Representative(s).

     "Tenant's Personal Property" means Tenant's office furniture, telephone lines, computer cabling and movable property place in the Premises by Tenant, including any trade fixtures and any property installed in or on the Premises by Tenant for the purposes of conducting Tenant's business, ornament, decoration or similar related use in the Premises.

     "Tenant's Work" means installation of telephone and other communication and media lines and systems, computer cabling and related matters for which Tenant shall be given early access under paragraph 10 of Exhibit B.

                 Schedule B to Exhibit B Work Letter Agreement
            Building Shell Plans and Base Building Shell Description


1.   Base Building Shell Description.

2. Changes made to Building Shell and Core up to 4/14/98 which are not shown on the plans prepared by Lance Mueller and Associates.

3. Floor Plans and Elevations (pages A1 through A5) prepared by Lance Mueller & Associates dated 5-17-89.

                        BASE BUILDING SHELL DESCRIPTION


1.    LANDLORD'S WORK:

Landlord shall construct the building in substantial accordance with the plans of Landlord's architect and shall be completed substantial in accordance with the architect's design and all requirements necessary to obtain a temporary Certificate of Occupancy, or its equivalent, for the building shell and core. Landlord's shall, at its sole cost and expense, complete the building shell and core, including the following:

a.    TYPICAL OFFICE FLOOR

      i. Restrooms will be completed and finished by owner, shower facilities N.I.C.

      ii. Stairwells to be painted including walls, metal stair top and bottom where exposed, handrails, stair supports, doors and jambs, both sides. Concrete stair treads and landings to be sealed.

b.    TYPICAL ELEVATOR CAB AND LOBBY

      i.    Elevator cab and lobby finishes will be completed by Landlord.

c.    AIR CONDITIONING AND HEATING (HVAC):

      i. Landlord shall install the vertical distribution of the HVAC and the horizontal distribution to and including the Variable Air Volume (VAV) control boxes to the premises including thermostats and provide for removal of the return air from the plenum. Permanent installation of thermostats will be a part of the tenant improvement construction at 5'-0" AFF, unless noted otherwise. All ductwork from VAV boxes to ceiling diffusers will be part of the tenant improvement construction phase.

      ii.   Landlord shall provide 78.75 tons total cooling capacity from six
            (6) Lennox rooftop units.

d.    ELECTRICAL DISTRIBUTION SYSTEM:

      i. Landlord shall provide the house panel and main breakers for the building. There is a 1,200 amp metered service in the basement which feeds a 400 amp panel for HVAC and 400 amp panels on each floor.

     ii. Conduits in exterior walls will be provided for Tenants access. Extending the wiring for lighting including the junction boxes and general power from the appropriate panel in the building electrical room to the point of use will be part of the tenant improvement construction phase.

e.   LIGHTING:

     i.   Landlord shall provide fluorescent stairway lighting.

     ii. Landlord shall provide lighting at utility spaces (mechanical and electrical rooms)

     iii. Landlord shall provide lighting in parking garage.

     iv.  Landlord shall provide Lobby lighting

     v. Landlord shall provide all deep cell parabolic 2x4 lighting fixtures stacked in the building. Any additional specialized lighting and hallway corridor lighting will be part of the tenant improvement package.

f.   TELEPHONE SYSTEM:

     i. Landlord shall provide means of access to telephone service in the building telephone room on the floor on which the premises are located. All other communications or telephone equipment or services shall be responsibility of the tenant.

g.   FIRE AND LIFE SAFETY

     i. Landlord shall install fire detection equipment in the building in accordance with the Uniform Fire Prevention Code, as well as fire prevention equipment, including sprinklers, in accordance with said fire prevention code. The building's fire and safety equipment, including the sprinkler system installed under the Landlord's Work with the sprinkler heads turned up to protect the structure, shell be consistent with that that required by code for building shell and core construction.

     ii. All modifications to this equipment or systems resulting from the Tenant's occupancy and space design shall be considered Tenant Improvements. The sprinkler heads are turned up to protect the structure.

h.   PLUMBING:

     i. Landlord shall furnish all plumbing and fixtures to complete the lavatory facilities on each floor. Any plumbing service for the Tenant's premises, including shower facilities, shall be considered Tenant Improvements.

i.   FINISHES:

     The Landlord shall provide the following:

     i. Concrete floor slab which shall be flat and level within recognized industry standards and shall be left broom clean.

     ii. Exterior perimeter surfaces which are to receive interior finishes shall be insulated per code with drywalled screwed on.

     iii. Interior partitions around vertical shafts shall be covered with gypsum wall board and fire taped.

     iv. Doors and hardware shall be installed at all vertical shafts used as exits.

     v.   Ceiling grid installed.

     vi.  Ceiling tiles purchased and stacked on floor.

2.   TENANT'S WORK

     Except as set forth above, all work, improvements, finishes and/or equipment required by Tenant and/or pursuant to the approved plans for the Premises shall be considered Tenant Improvements.

     All Tenant Improvements shall be completed using building standard materials and construction methods.

The following items will detail the changes made to the Building Shell and Core to date that are not shown on the attached plans drawn by Lance Mueller and Associates.

The foregoing and the attached plans represent the approximate delivered building shell.

1. There will be only one set of entrance doors at the main entry. Located per the Tenant Improvement Space Plan drawn by Marvin Stein Associates Inc.

2. Metal framing with a Dryvit exterior finish will be used in lieu of pre-cast concrete walls.

3.   Windows will be 5'6" tall rather than 5'.

4. Roofing material used will be an architectural asphalt composition rather than concrete tile.

5. Restrooms will be located per the Tenant Improvement Space Plan drawn by Marvin Stein Associates Inc.

6. Electrical and Fire Sprinkler rooms will be added in the parking garage and Storage area. Parking will not be affected.

Owner reserves the right to make further modifications to the Building Shell and Core if required by any regulatory agency.

                   [MARVIN STEIN ASSOCIATES, INC. LETTERHEAD]


o    Schedule C to Exhibit B Work Letter Agreement.

o    Tenant Improvements Schematic Plans and Specifications.

o The following documents prepared by Marvin Stein & Associates, Inc. are attached as Schedule C:

     1.   Space plan dated March 11, 1998.

     2. Tenant Finish Specification for Burnstead Plaza dated revised April 22, 1998.

     3.   Tenant Improvement Work Letter for INTERLINQ dated revised April 22,
          1998.

                         [DIAGRAM OF SECOND FLOOR PLAN]

                         [DIAGRAM OF FIRST FLOOR PLAN]

                        [DIAGRAM OF PARKING LEVEL PLAN]

BURNSTEAD PLAZA

                                                                    Prepared By:
                                                       Marvin Stein & Associates
                                                                      Job #98010
                                                                February 6, 1998
                                                         Revised: April 22, 1998

TENANT FINISH SPECIFICATIONS

TABLE OF CONTENTS

This section outlines the standard Tenant Finishes selected as the Building Standard.

     PARTITION TYPES                                         2
     DOORS                                                   2
     DOOR FRAMES                                             3
     RELITE GLAZING                                          3
     HARDWARE                                                3
     SUSPENDED CEILING SYSTEM                                4
     MECHANICAL                                              5
     LIGHTING SYSTEM                                         6
     ELECTRICAL AND TELEPHONE OUTLETS                        6
     SWITCHES                                                7
     EMERGENCY EQUIPMENT                                     7
     FIRE EXTINGUISHER AND CABINET                           7
     PAINTING                                                7
     B/S WALLCOVERING                                        8
     FLOOR COVERING                                          8
     WINDOW TREATMENT                                        9
     SCHEDULE OF LIMITS - SHELL and CORE                    9-10
     BUILDING STANDARD DETAILS

PARTITION TYPES

[]   Partition type 1

     o    Partition terminates below the level of the suspended ceiling tile.

     o 3 1/2" or 2 1/2", 25 gauge galvanized steel studs, 24" on center up to 10'-9" high walls. Use 5 1/2" studs for plumbing walls, if required.
          3 1/2" or 5 1/2", 25 gauge studs, 16" on center for 10'-9" to 12'-6"
          high walls.

     o    Metal angle trim taped and finished over gypsum wallboard at ceiling.

     o Non combustible wood blocking under ceiling grid where runner and grid intersect. Blocking to be painted flat black.

     o    5/8" type "X" gypsum wallboard each side.

     o    Tape, mud and sand.

     o    1/2" black reveal at top of wall.

     o    Details #1.

[]   Partition type 2

     o    Same as Partition type 1 above.

     o 2 1/2" sound insulation blanket is added in ceiling plenum extending 2'0" each side of partition.

     o    Building Standard Detail #2.

[]   Partial Height Partition

     o    3'-6" in height above finished floor.

     o 3 1/2" or 2 1/2", 25 gauge galvanized steel studs, 24 inches on center with steel tube bracing at 36" O.C.

     o    Building Standard Details #10.

[]   Column Closures

     o    Per Shell and Core architectural plans.

[]   Window Mullion and Perimeter Wall Partition Termination

     o    Building Standard Detail #6.

[]   Perimeter Walls and Columns

     o    Per Shell and Core architectural plans and specifications.

     o    Detail #8.

DOORS

[]   Construction

     o    Premium grade plain sliced oak.

     o    5-ply construction with a "particle board" core.

     o    All doors are pre-machined for mortise lock or passagesets plus four
          (4) butts each 4 1/2" x 4 1/2".

[]   Size
     o    1-3/4" x 3'0" x 8'6" (nominal length) at all Tenant doors.
     o 1'-6" x 8'-6" closet doors, same construction as above, can be provided.

[]   Oak Door Finish Application (or pre-finished)
     o    First coat: Benite sealer and sand.
     o    Second coat: sanding and sealer.
     o    Third coat: lacquer, semigloss.

[]   Fire Doors at One-Hour Rated Fire Separations
     o Fire doors may have magnetic hold-open devices or electric closures which tie into adjacent smoke detector.

[]   Hollow Metal or Approved Equal
     o    Flush design doors, 1-3/4" thick, seamless hollow construction.
     o    Single-acting swing doors, bevel both vertical edges 1/8" in 2".
     o    Approved manufacturers.
          -  Allied Steel Products Inc.
          -  American Steel Products Corp.
          -  Curries Manufacturing, Inc.
          -  Overly Manufacturing Company
          -  Pioneer Metals, Inc.
          -  Precision Metals, Inc.
          -  Security Metal Products, Inc.
          -  Stiles
          -  Superior Fireproof Door, Inc.

DOOR FRAMES
[]   Wood Frames
     o    Construction
          - Wood door frames - or equal.
          - Size of frame will receive a 1-3/4" x 3'-0" x 8'6" solid core door at all Tenant spaces.
          - Nominal dimension of frame per B.S. detail.
          - Building Standard Details #13, #14, and #15.
     o    Application
          - For use on wall construction of 2-1/2" sheet metal studs with 5/8" gypsum wall board on each side.
     o    Finished to match Building Standard sample.

RELITE GLAZING
[] Relite glass: Per Architectural detail 13. Relites shall be 1/4" tempered glass.

HARDWARE
[] Finish: Locks/Latches US32D (Satin Stainless Steel) as listed, all other hardware US26D (Dull Chrome).

[]   Levers
     o Lockset: Sargent 8105 x LNA x 32D x Falcon cylinder C987 x 8790-2 (or equal).
     o    Latchsets: Sargent 8115 x LNA x 32D (or equal).
     o Electric Locksets: Sargent 8171 x LNA x 32D x Falcon cylinder C987 x 8790-2 (or equal).

[]   Hinges - two pair per leaf.
     o Three Knuckle: McKinney TA2714 x 26D x 4-1/2 x 4-1/2 at doors with closers (or equal). T714 x 26D x 4-1/2 x 4-1/2 at all other doors (or equal).
     o Electric Hinges: McKinney TA714CC-4W x 26/D x 4-1/2 x 4-1/2 (or equal).

[]   Closers: Sargent EN350/351 or equal, arms as required.

[]   Wire Pulls: Closet doors.
     o    Rockwood: 856 1/2" x 6" CTC x 26D x TB (or equal).

[]   Miscellaneous. All hardware to be building standard as specified or equal.
     o    Wall Stops: H.B. Ives - 407 1/2S32D.
     o    Floor Stops: H.B. Ives - 436B26D.
     o    Flush Bolts: H.B. Ives - 458B26D (30" top rod, 12" bottom rod).
     o    Dust-proof Strikes: H.B. Ives - 489 x 487B26D.
     o    Silencers: H.B. Ives 21R wood frames, 20R HM frames.
     o Overhead Stops: ABH 3300 series - surface, 3000 series concealed. Type as required per condition.
     o    Roller Latches (closed doors): BBW 1193 x 26D.

SUSPENDED CEILING SYSTEM
[]   Suspension Grid:
     o Exposed double-web for heavy duty with 9/16" face and dull white finish by Donn Corporation.

[]   Acoustical Tile:
     o    Building Standard for tenant areas is 24" x 48" x 5/8".
          - Armstrong "Cortega"; regular edge.
          - Alternate: Suspension grid to be USG Interiors Centricitee 9/16" grid in a white
          - Finish with USG Interiors Eclipse fineline bevel tile: 24" x 48" x 3/4" thick or approved equal.
          - Lobby is 2x2 #2195 (for 9/16" grid)

MECHANICAL
[]   Supply Diffusers:
     o    Titus MCD modular core diffuser, Kreger, or approved equal.

[]   Air Return/Exhaust Grills:
     o    Titus 50F eggcrate grille, Krueger, or approved equal.
     o    Installed as required by HVAC Engineer.

[] Sprinklers: The complete sprinkler system will be installed in accordance with Shell and Core specifications. All modification costs to accommodate specific Tenant layout will be a part of the Base cost for Tenant Improvements. Approximate Spacing: One head per 165 square feet of unimproved area.
     o In areas with suspended ceilings; quick response heads semi-recessed in ceiling with an attached cover plate flush to the ceiling. Central model GB4-FR Royal Flush concealed; Reliable Model G40R; or approved equal; cover plate shall be factory painted.

[]   Dishwasher: (up-grade)
     o    High quality Kitchenaide or approved equal.
     o    Or approved equal.

[]   Hot Water Heater:
     o    Six-gallon HWT for sinks.
          -    2KW, 120V, single phase.
     o    Twenty-gallon HWT for showers.
          -    5KW, 277V, single phase.

[]   Sink and Faucet:
     o    Kitchen Sink
          -    Elkay #PSR-2219-3, stainless steel, 22" x 19-1/2" or equal.
     o Provide fiberglass shower enclosures with doors at men's and women's restrooms on the first floor; float floor per Washington State Barrier Free Codes.
     o    Faucet and Basket (Kitchen).
          -    Delta 101 HDF
          -    Elkay #LK-35 Basket Strainer
          -    Or equal.

[]   Toilet -- flush valve: (or equal).
     o Kohler K-4430-ET: Wall hung, siphon-jet action, white vitreous china elongated bowl, 1-1/2" top inlet spud.
     o Flush valve: exposed chrome plated, diaphragm, escutcheon, integral screwdriver stop and vacuum breaker; Sloan royal 110-3 YB (or equal).
     o Seat: Solid white plastic, open front, without cover, Bemis 1955-Of (or equal).
     o    Wall-mounted carrier: Surn ZR-1200 series (or equal).

[]   Urinal: (or equal).
     o Kohler K-5014-T: Wall hung, siphon jet action, white vitreous china, integral trap, 1/4" top inlet spud, concealed hanger.
     o Flush valve: exposed chrome plated, diaphragm type, escutcheon, integral screwdriver stop and vacuum breaker; Sloan Royal 180-1-TB.

[]   Lavatory: (or equal).
     o Kohler 2005: Countertop, 20 x 18 white vitreous china, 4" faucet centers (or equal).
     o Trim: Chrome plated supply fitting, water economy aerator, single-lever handle, chrome plated 17 gauge brass P-trap and arm with escutcheon; Kohler K-15199-P faucet, Jameco 629 1-1/4" chrome plated grid drain.

LIGHTING SYSTEM

[] All lights will be installed during the Tenant Construction phase in accordance with the Tenant Construction Documents, and as required by the National Electrical Code and the Seattle Energy Code.

[] BS/A2 Recessed parabolic fluorescent lay-in troffer nominally 24" x 48", 2 Lamp Parabolic semi-specular louver with F032T8735 Lamps, electronic ballast 277-Volt U5G-D24-23222OC-29S-(1)MOE/RS-S777-FO32/735K (or equal).

[] BS-A3 Recessed compact fluorescent downlight, horizontal lamp configuration. Nominal 7" dia. clear Alzak aperture cone with color-Chek process and self flange overlap trim. Integral HPF ballast. Unit shall have a minimum efficiency of greater than 66% (or equal).

     o Manufacturer: Prescolite NPR-106 Series; Staff PolyQuad Series or Infinity PV600-132T-EB-MWT-BH-277.
     o    Lamp:  3 tube
     o    Watts: 32

[] BS/A4 Recessed compact fluorescent lensed wallwsh. Nominal 7" dia. clear Alzak aperture cone with Color-Chek process, self flange overlap trim and 55 later spread lens. Internal two part reflector system. Integral HPF ballast (or equal).

     o Manufacturer: Prescolite NPR-116 Series; Staff PolyQuad Series or Infinity (or equal).
     o    Lamp:  3 tube
     o    Watts: 32

ELECTRICAL & TELEPHONE OUTLETS

[]   Building Standard Wall Receptacle:
     o    Ivory color at standard receptacle.
     o    Gray Color at designated computer circuit.
     o Orange dot on ivory receptacle at dedicated, isolated ground outlet or circuit.
     o    Red dot on ivory receptacle at dedicated outlet or circuit.
     o Telephone/CRT outlet consist of mud ring with pull wire and conduit in wall cavity (cabling by Tenant).

[]   Building Standard Floor Receptacle -- Pedestal:
     o    Combination power and communication pedestal.
     o    Type: Walker tap 1400 Series Poke-Thru or approved equal.

[]   Building Standard Timed Duplex Wall Receptacle:
     o    Required for every coffee service.
     o    Internatic Time clock #F14H with 14-hour timer or equal.

[]   Copy Machine Wall Receptacle:
     o    120V or 208V with junction box, dedicated circuit, and breaker.

SWITCHES

Types of switches available are single-wall switches with occupancy sensors, occupancy sensors for general office areas, dimmer switches, and fan switches. Decora switches are standard.

EMERGENCY EQUIPMENT

[] Exit Signs: Any exit signs required beyond Shell and Core will be a part of the Tenant Improvement Allowance.

    o  Double faced.

    o Type: Emergi-lite LED edgelite with clear lens and green letters. Brushed aluminum finish 277 volt (or equal).

[] Emergency Speakers: All emergency speakers will be permanently installed during Tenant Improvement phase. Approximate Spacing: one per 1,200 square foot of unimproved area. Designate layout per electrical engineer's design.

    o Mounted flush with face of ceiling tile and painted white to match ceiling tile.

    o Minimum requirement: 55 decibels and 10 decibels above ambient noise levels.

FIRE EXTINGUISHER & CABINET

[] Cabinet: One extinguisher and cabinet is required for every 3,000 square feet of floor area to be a part of the Tenant Improvement Construction phase.

    o  Color: white

    o  Semi-recessed of minimum projection. Cabinets are 6 1/4" deep.

    o JL Industries Ambassador 1012 F10 with ADAC option, Full Glass with tempered glass (or equal).

[]  Fire Extinguisher:

    o  Multi-Purpose dry chemical type.

    o  UL rated 3A-40B:C.

    o  JL Industries cosmic 6E.

PAINTING

[]  Drywall

    o  Flat latex.

       - First coat: Precote 95-100 primer, wet film thickness of 3.6 mils. Tint primer to approximate finish color.

       - Second coat: Suede Coat Interior flat latex 27-1000, wet film thickness of 3.6 mils with stipple roller finish.

    o  Latex semi-gloss enamel.

       - First coat: Precote 95-100 primer, wet film thickness of 3.6 mils. Tint primer to approximate finish color.

       - Second coat: Stryocote Double-Hide 69-1000 latex semi-gloss enamel, wet film thickness of 3.6 mils with stipple roller finish.

    o  Latex Enamel.

       -  First coat: Polyvinyl acetate primer/sealer.

       -  Second coat: Eggshell latex enamel with stipple roller finish.

[]  Miscellaneous Ferrous Metal, Hollow Metal and Aluminum:

       -  First coat: All Metal Gard Primer 28-62 MWF 1.5 mils.

       - Second and third coat: Velvalex Alkyd Semi-gloss Enamel 2-series MWF 3 mils. If sprayed:

       - Second and third coat: Luxite, Spraycraft Industrial Alkyd Enamel 43-series MWF 1.5 mils.

[]  Painted Woodwork and Millwork:

       -  First coat: Alkyd Enamel Undercoat and Sealer 20-97 MWF 3 mils.

       - Second and third coat: 2-series MWF 3 mils or Plati-namel Dri-Fast Gloss enamel 10-series MWF 1.5 mils.

[]  Doors and Woodwork, Stained and Finished: (or prefinished).

       -  First coat: Penetrating wood stain to match Architect's sample.

       -  Second coat: Sanding and sealer.

       -  Third coat: Lacquer, semigloss, or equal.

[]  Manufacturer:

    o  Parker

    o  Miller

    o  Preservative

    o  Benjamin Moore

    o  Or approved equal

B/S WALL COVERING (up grade)

[] Type: Maharam, Tek-wall 1000,2000,3000,4000,5000 Class A rated wall covering.

[]  Or Equal

FLOOR COVERING

[]  Carpet

    o All carpet to be furnished by owner, installed by contractor. All offices and open work areas otherwise specified to be 30 oz. Multi-level textured loop, Bentley "Outerbanks" series in a color to be selected, or approved equal. Carpet to be direct glue down (low VOC), application per Manufacturers suggested installation methods, or approved equal unless otherwise specified. Reference Workletter for carpet spec for base bid.

[]  Ceramic Tile:

    o Provide ceramic tile per shell and core specifications for building restrooms.

[]  Rubber Base

    o  "Roppe" or approved equal, colors to follow.

[]  Wood Base (up-grade)

    o  Provide 4" x 3/4" hardwood base; finish to match doors, per finish plan.

WINDOW TREATMENT

[] Provide 1" slat mini-blind, standard color as approved by Developer. Manufacturer to be Levelor "Riviera Dustguard" 1" inside mounted or approved equal.

SCHEDULE OF LIMITS - SHELL AND CORE

This schedule of limits will detail the level of finish the Building will achieve during Shell and Core construction. This level of completion will be the basis from which all Tenant work will start.

Typical Office Floor

[]   Restrooms: Complete and finished by owner, shower facilities N.I.C.

[] Stairwells: All stairwells to be painted including walls, metal stair top and bottom where exposed, handrails, stair supports, doors and jambs, both sides. Concrete stair treads and landings to be sealed.

[]   Typical Elevator Lobby:

     o    Core side lobby area GWB walls ready for finish coat and paint.

     o    Elevator doors and jambs, satin stainless steel.

     o    Life safety devices temporarily installed (speaker, smoke detectors).

     o    Smoke doors at elevator lobby installed complete.

[] Partitions: the partitions defining the core will be fire taped on the Tenant side ready for finish coat and paint.

[] Interior Columns, Exterior Columns at Curtainwall, Sill Wall below Exterior Windows: All furred GWB will be fire taped, ready for finish coat and paint.

[]   Ceiling System:

     o    Shell and Core Phase:

          -    Suspended ceiling tiles supplied by Owner and stacked on floor.

          -    Grid installed by Owner

[] Mechanical: The Mechanical System will be installed up to and including the VAV boxes (perimeter and interior) in accordance with Shell and core Plan which will be coordinated with Tenant Space Plans. Permanent installation of thermostats will be a part of the Tenant Improvement Construction at 5'-0" AFF, unless noted otherwise. All ductwork from VAV boxes to ceiling diffusers will be a part of the Tenant Improvement Construction phase.

[] Sprinklers: A complete sprinkler system will be installed. Sprinkler heads will be located in accordance with Shell and Core specifications and coordinated with Tenant Space Plans. Sprinkler additions and modifications will be a part of the Tenant Work phase.

[] Electrical: Electrical service will be available at one location on all tower floors. Power and telephone conduits have been installed through the core. All lighting, power and telephone conduit, conductors, and final trim will be installed during Tenant work phase.

[]   Lighting: The Shell and Core contract includes the following lighting:

     o    Fluorescent stairway lighting.

     o Fluorescent lighting at utility spaces (mechanical and electrical rooms).

     o    Fluorescent lighting in parking garage.

     o    Tenants 2x4 fixture supplied by Owner: Stacked on floor.

     Tenant lighting will be installed as part of the Tenant Improvement Construction phase.

[]   Life Safety System:

     o Exit signs - exits signs are provided at each fire stairwell typical on all floors.

     o Emergency Speakers - emergency speakers provided at elevator lobbies, and stairwells. Additional speakers will be installed as part of Tenant Improvement Construction.

     o Smoke detectors - permanently installed in mechanical room, stairwell, and electrical rooms. Elevator lobby smoke detector is temporarily installed awaiting Tenant Improvement Construction.

[]   Fire Extinguishers: Two per floor supplied at each exit stair.

[]   Card Key System by Owner.

                   [MARVIN STEIN ASSOCIATES, INC. LETTERHEAD]


March 2, 1998
Revised: March 11, 1998
Revised: March 16, 1998
Revised: April 22, 1998


TENANT IMPROVEMENT WORKLETTER FOR:
INTERLINQ SOFTWARE
JOB NO.: 98012


The following outline is intended to be used along with the building standard details and specifications and tenants preliminary space plan dated 3-11-98 as a guide to establishing the tenants required improvements for the Burnstead Plaza.

Interlinq Software needs opportunity to review and provide input of the design and materials selection for the following base building areas.

      o     Main Building Entry Lobby
      o     Decorative Stair at Lobby
      o     Elevator Lobbies and Cab
      o     Restrooms

1.    FLOOR COVERING:

      1.1   Carpet

            o General Carpet: All areas other than those specified core areas and up-graded areas to receive the equivalent of Bently "Outbanks" series 30 oz. multi-level textured loop or equal. Follow manufacturers approved method of installation.

            o     Or approved equal.

                  o Inset and border carpets shall be installed in the conference center (3 rooms) and team or conference rooms indicated on plan.

      1.2   Stone Flooring

            o     Per main building entry design.

      1.3   Resilient Flooring:

            o Provide VCT in the following areas. VCT to be Armstrong Standard Excelon, 12" x 12" x 1/8" thick; color and layouts with accent insets per final working drawings.

                  [ ] Lunch Room          Approx. 700 sf
                  [ ] Coffee Bars         Approx. 40 sf

      1.4   Anti-Static Flooring
                  [ ]   Server room       Approx. 150 sf
2.    BASE

      2.1   Wood Base:

                  o Provide 4"H x 3/4" hardwood base in main reception area, and conference center, finish to match doors.

                  [MARVIN STEIN & ASSOCIATES, INC. LETTERHEAD]


TENANT IMPROVEMENT WORKLETTER FOR:
INTERLINQ SOFTWARE
JOB NO: 98012
Page 2 of 5


3.   WALL FINISHES:

     3.1 General Paint; Building standard eggshell finish over smooth (non-textured) walls.

       o Provide accent colors for 20 percent of the job in colors and locations to be determined.

4.   WALLS:

     4.1  Building Standard per tenants space plan.

          o Provide building standard sound partitions at all conference rooms, lunch room, exercise room and private offices 160 sf or larger. Partition Type 2.

5.   RELITES:

     5.1 Provide pricing for providing relites for the project in the following schemes.

          o Provide 3'-0" wide by full ht. adjacent private offices 160 sf and larger. Frame finish to match door frames. Provide horizontal mini-blind as part of package price. (Base Bid)

          o Provide 3'-0" wide by full ht. adjacent private offices 160 sf and larger. Glass panels to be "Etchmate" by Milguard in a horizontal pattern. (Alternate Bid)

          o Provide 2 2'-0" x 8'x6" at Server room in hollow metal frames wire glass. (Base Bid)

          o Provide alternate fire lite glass at Server room.

5.   OPERABLE WALLS:

     6.1 Provide operable folding walls as shown on plans. Manufacturer to be Moderfold series acousti-seal model 932 series. Panel finish to be vinyl wallcovering in manufacturers standard color line.

7.   CEILINGS: Building Standard

          o 2x4 Tegular in open office area.

          o 2x2 in lobby area.

8.   DOORS, FRAMES AND HARDWARE:

     8.1  Doors

          o Building standard, finish color to be reviewed and input provided by Tenant.

     8.2  Frames

          o Building standard to match doors.

                  [MARVIN STEIN & ASSOCIATES, INC. LETTERHEAD]


TENANT IMPROVEMENT WORKLETTER FOR:
INTERLINQ SOFTWARE
JOB NO: 98012
Page 3 of 5

     8.3  Hardware

          o Building standard.

          o Landlord to provide tenant with secured entrance card key system or approved equal.

          o Locksets at the following rooms:

            []  All offices 160 sf and larger

            []  All storage rooms

            [] Server room (upstairs & downstairs) touchpad or building access system control

            []  Entrance door to Human Resources

          o Panic hardware at doors indicated on plans. Landlord to provide sample for tenants review and approval.

          o Provide magnetic hold open devices with automatic closers and remote release buttons on doors indicated on plans.

9.   LIGHTING:

     9.1  General lighting to be building standard.

     9.2  Specialty Lighting

          o Building standard recessed incandescent light fixtures in reception area. 6 each room of conference center.

          o Building standard recessed incandescent wallwashers along corridor wall. Allow for 30 in corridors connecting stairs both floors.

     9.3  Switching

          o Per code, location per final working drawings.

10.  ELECTRICAL/TELEPHONE/DATA

     10.1 Provide electrical outlets as required for functional use by tenant and as indicated on final working drawings. General requirements are as listed below:

          o Private Offices: 80 sf

            [] Provide two four-plex outlets on shared separate circuit for computer use.

          o Private Offices: 160 sf and larger

            []  Same as 80 sf office above, add one duplex electrical outlet.

          o Workstations:

            [] Core drill for four-plex outlet on shared separate circuit for computer use. Provide alternate price for power poles.

          o General:

            [] Provide general distribution of additional outlets as required on tenants final plans.

          o Special Electrical:

            [] Provide special electrical needs as indicated on final working drawings. Coordinate with tenants designated representative for server room, UPS requirements before final pricing. Equipment requiring special electrical needs includes but is not limited to the following:

                  [MARVIN STEIN & ASSOCIATES, INC. LETTERHEAD]



TENANT IMPROVEMENT WORKLETTER FOR:
INTERLINQ SOFTWARE
JOB NO: 98012
Page 4 of 5



                    - Vending machines
                    - Refrigerators
                    - Microwave ovens
                    - Range/Oven
                    - disposal
                    - Insta-hot
                    - Coffee Service
                    - Flush floor outlets in conference rooms
                    - Power and battery back-up security and card key
                      access systems
                    - Intercom
                    - AV and special training equipment needs
                    - Server rooms (upstairs & downstairs)
                    - Copy/printer/fax machines
               o Data and communications schedule
                 [ ] Coordinate with tenants designated representative


11.  MECHANICAL:

     11.1 Landlord shall provide an easily accessible manually operated HVAC bypass switch for access to 24 hour air conditioning within the tenants space. Switch shall operate on 2 hour timer.

     11.2 Special HVAC zones and needs -- Provide separate HVAC zones with separate exhaust fans for the following areas:

               - Conference center
               - Lunch Room
               - Server/computer room
               - Order Processing Area
               - Team rooms/Conference Rooms

12.  EMERGENCY EQUIPMENT:

     12.1 Provide all Exit signs, smoke detectors, emergency speakers, lighting and strobes as required by code.

13.  PLUMBING FIXTURES:

     13.1      Building Standard, locations per final working drawings.

14.  APPLIANCES:

     14.1      Provide high-quality Kitchenaide dishwasher in lunch room.
     14.2      Provide Insta-hot at lunch room and coffee bars.
     14.3      Provide high-quality oven/range in lunch room.
     14.4      Provide 2 each built-in microwave ovens in lunch room.

                   [MARVIN STEIN ASSOCIATES, INC. LETTERHEAD]

TENANT IMPROVEMENT WORKLETTER FOR:
INTERLINQ SOFTWARE
JOB NO: 98012

Page 5 of 5

     15.  SPECIALTY ITEMS:

     15.1 Provide recessed projection screen in 1 conference room. Manufacturer to be "Da-Lite" boardroom electrol, 70"x70", #40723 or approved equal.

     15.2 Provide custom casework outlined in millwork specifications.

16.  WINDOW TREATMENT:

     16.1 Landlord to provide 1" mini-blinds or 3 1/2" smooth PVC vertical blinds at all exterior windows. Standard color as approved by tenant.

     16.2 All interior relites to receive mini-blinds.

17.  MILLWORK:

     Provide all casework/millwork as indicated on final approved space plans.

     This includes but is not limited to the following:

     17.1 Main reception workstation: Provide a complete built-in reception desk, lineal footage per plan. Transaction top in stone with lightstrip at reception side.

          Provide for 4 pedestals each with 2 box, 1 file drawer. Work area counters and pedestals to be plastic laminate faced. Reception front to be wood panels in a finish to match doors.

     17.2 Mail Copy room: Provide lineal footage per plan. Provide plastic counters; 50 percent of space above to be closed cabinets with the rest to be open shelving; Provide for 150 built-in mail sots at a location to be determined above the counter.

     17.3 Lunch Room: Provide for 8 lin.ft. of island counter with sink and dishwasher with closed cabinets below and transaction ledge above facing conference in a plastic laminate finish. Provide 10 lin.ft. of counter at wall with cabinets.

     17.4 Order Processing: Provide +/- 100 lin.ft. of counter top at stand-up height; Provide for 3-4-7 island counters with open shelving below. Provide approximately 60 lin.ft. of 2 high adjustable shelving above counters.

     17.5 Copy Area: (2 required) Provide approximately 8 lin.ft. of counter each. Closed cabinets below; 2 high open adjustable shelving above in a plastic laminate finish.

     17.6 Coffee Area: (Second floor) Provide approximately 14 lin.ft. of counter with sink; Provide closed cabinets above and below in a plastic laminate finish.

18.  ADA GUIDELINES:

     Entire layout shall conform to Washington State Barrier regulations.

19.  DELIVERY STALL:

     Owner to provide a delivery stall at owner's cost at the northwest corner of the site plan.

                                  EXHIBIT "C"

                      FORM OF TENANT ESTOPPEL CERTIFICATE

                           Date:________________________, 1998

To: (Lender)

and
To: (Landlord)


Re: Property known as:


Except as set forth below, respecting that certain Lease date April ______, 1998, between PINE FOREST CO., a Washington corporation, as Landlord, and INTERLINQ Software Corporation, a Washington corporation, as Tenant, Tenant hereby certifies that it has unconditionally accepted possession of the Premises described in said Lease, and that said Lease is in full force and effect and has not been modified, supplemented or amended in any way, and that the Commencement Date of the Lease is _______________________, 1998, and the final date of the Initial Term is _______________________, 2005, subject to two consecutive five year options to renew, unless sooner terminated as therein provided.

Tenant further certifies that all terms and conditions to be performed by the Landlord under said Lease have been satisfied to the best of Tenant's knowledge at the date of this Certificate, and that on this date there are no existing defenses or offsets of which the Tenant is aware it may have against the full enforcement of said Lease by Landlord; and that no rent has been paid in advance (except as provided in said Lease) and that rent has continued to be paid in accordance with said Lease since the Commencement Date of the Lease.

Tenant is in occupancy of the Premises; and there is ongoing full operation of Tenant's business at Premises, being conducted by named Tenant.

Tenant further agrees not to look to _____________ ("Lender") as mortgagee, mortgagee in possession or successor in title to the property, for accountability for any security deposit required by Landlord under said Lease
unless such sums have actually been received by           ("Lender") as cash
security for Tenant's performance of this Lease.

Tenant understands that its Lease may be assigned as collateral security for a mortgage loan to be granted to Landlord by (Lender) under a Collateral Assignments of Lease form containing (among others) agreements by and restrictions on Landlord. Tenant further understands that, without (Lender's) prior written authorization as Assignee, Landlord will not thereafter modify, terminate, or accept surrender of the Lease and will not reduce, abate, or accept pre-payment of any Rent (except as the Lease may otherwise specify). By accepting this Estoppel Certificate, Lender agrees that as long as Tenant is not in default under this Lease, it will not disturb Tenant's quiet enjoyment of the Premises and will respect Tenant's rights under the Lease after a foreclosure, trustee's sale or deed in lieu thereof. Tenant acknowledges its Landlord's agreements and the restrictions on Landlord's rights under said assignment and hereby agrees to be bound by said agreements and restrictions, to the extent such agreements do not reduce Tenant's rights or enlarge Tenant's obligations under the Lease or otherwise.

Tenant will not assign its leasehold without (Lender's) written consent, which shall not be unreasonably withheld, conditioned or delayed.


List of Exceptions: _________________________________________




                                    (Tenant:) INTERLINQ SOFTWARE CORPORATION



                                    By: _______________________________________

                                  EXHIBIT "D"

                             RULES AND REGULATIONS


1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenants or used by them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord and Tenant shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord or Tenant, shall be prejudicial to the safety, character, reputation and interests of the building and its Tenant, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of such Tenant's business unless such persons are engaged in illegal activities.

2. The bulletin board or directory of the building will be provided exclusively for the display of the name and location of Tenant and any approved subtenants or assignees only and Landlord reserves the right to exclude any other names therefrom.

3. No curtains, draperies, shades, or decorations shall be attached to, hung or placed in, or used in connection with any window or door on any Premises without the prior written consent of Landlord, which shall not unreasonably withheld or delayed. In any event with the prior written consent of Landlord, all such items shall be installed inboard of the window frame at Tenant's expense. Landlord shall provide installed Levelor mini-blinds inside the window frames of all exterior windows in the Premises at Landlord's expense as part of the Building Shell. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside Tenant's Premises.

4. Tenant shall not employ any person or persons for the purpose of cleaning Premises unless otherwise agreed to by Landlord in writing.

5. Tenant shall see that all doors of its Building are closed and securely locked and that all areas of the Building are secure. Tenant must observe strict care and caution that all water faucets or water apparatus within Tenant's control are entirely shut off before the Tenant or its employees leave such Premises at the close of business each day, and that all utilities within Tenant's control shall likewise be carefully shut off, so as to prevent waste or damage. For any default of this rule, the Tenant shall make good all injuries sustained by other Tenants of the Building or Landlord, except to the extent such damage is covered by insurance. On multiple-tenancy floors, all Tenants shall keep the door or doors to the building corridors closed at all times except for ingress and egress.

 6. As more specifically provided in the Tenant's Lease of the Premises, Tenant shall not waste electricity, water, or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the building's heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use; so long as Landlord responds promptly to requests for adjustments.

 7. Except for the installation of security systems within the Premises by Tenant providing cardkey access or other restricted access to the Premises, Tenant shall to alter any lock or access device or install any additional lock or access device or any bolt on any door of its Premises except secured areas agreed to by Landlord, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Tenant shall in each case furnish Landlord with a key or cardkey for any such lock said key to be used only in emergencies and then only upon notice promptly after its use.

 8. Tenant may make or have made additional copies of any keys or access devices provided by Landlord for the use of its employees, provided that Tenant shall bear the cost of replacing any locks if such replacement is made necessary due to dissemination of keys by Tenant and misuse thereof. Tenant, upon termination of the Tenancy, shall deliver to Landlord all the keys or access devices for the building, offices, rooms, and toilet rooms which shall have been furnished the Tenant or which the Tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord for the replacement therefor or for rekeying of the Premises.

 9. The toilet rooms, toilets, urinal, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant.

10. Tenant shall not use or keep in its Premises or in the building any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office or office equipment.

11. Tenant shall not use, keep, or permit to be used or kept in its Premises any foul or noxious gas or substance or permit or suffer such Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors, and/or vibrations or interfere in any way with other Tenants or those having business therein.

12. No commercial cooking shall be done or permitted by any Tenant on its Premises (except that use by the Tenant of Underwriters' Laboratory approved equipment for the preparation of coffee, tea, hot chocolate, similar beverages and microwave ovens and traditional ranges and ovens for preparation and heating food for Tenants and their employees and invitees shall be permitted, provide that such equipment and its use is in accordance with all applicable federal, state, and city laws, codes, and ordinances, rules and regulations) and Landlord has approved its installation, nor shall Premises be used for lodging. This rule does not preclude use of Tenant's lunch room facility and the hosting of receptions for or by the Tenant in the building.

13. No pets or animals of any kind are allowed on the Premises, nor in the parking lots, nor in the parking garage at any time, with the only exception being seeing-eye dogs or similar guide dogs used for the exclusive purpose of guiding individuals for whom this assistance is necessary.

14. Except with the prior written consent of Landlord, which shall not be unreasonably withheld, no Tenant shall sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any Premises except for limited sale of girl scout cookies, tickets, etc. by employees.

15. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's reasonable instructions in their installation.

16. Landlord, in consultation with Tenant, will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior consent of Landlord, which shall not be unreasonably withheld or delayed. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord, which shall not be unreasonably withheld or delayed.

17. Tenant shall not install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the building without Landlord's consent, which shall not be unreasonably withheld or delayed. Tenant shall not interfere with radio or television broadcasting or reception from or in the building or elsewhere.

18. Tenant shall not lay linoleum, tile, carpet, or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord, which shall not be unreasonably withheld or delayed. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the Tenant.

19. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the building. Safes or other heavy objects shall, if permitted by Landlord, stand on wood strips or other weight distribution mechanism of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

20. Business machines, and mechanical equipment and exercise equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the building must be acceptable to Landlord. Tenant will not install or permit the use of any exercise equipment, including free weights, unless Tenant has taken appropriate steps to protect the Premises, including the floors and walls from damage. Tenant will discuss with Landlord the installation of exercise equipment and protection of the Premises to Landlord prior to installation of such equipment. At the end of the Term, Tenant shall remove all such equipment and repair all damage to the condition of the Premises prior to installation of said equipment and machines.

21. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Tenant shall not mark, or drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface such Premises or any part thereof except that Tenant shall be permitted to hang pictures, whiteboard and similar items customarily used in offices, which holes shall be ordinary wear and tear.

22. There shall not be used in any space, or in the public areas of the building, either by any Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any Tenant or kept in or about the Premises.

23. Tenant shall store all its trash and garbage within the interior of its Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the city without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through the entryways and elevators provided for such purposes and at such times as Landlord shall designate.

24. Canvassing, soliciting, distribution of handbills or any other written material, and peddling in the building are prohibited and Tenant shall cooperate to prevent the same.

25. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by the appropriate governmental agency.

26. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors to the building locked and other means of entry to the building closed.

27. The requirements of Tenants will be attended to only upon application at the office of the building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

28. Tenant shall not change the designation of parking spaces reserved for the handicapped, compact cars or other such designations.

29. Tenant shall use its best efforts to see that none of Tenant's employees or guests park between designated parking lines only, and shall not occupy two parking spaces with one car. Vehicles in violation of above shall be subject to being towed away, at vehicle owner's expense.

30. Vehicles parked at Premises for more than twenty-four (24) hours without prior written consent of the Landlord shall be deemed abandoned and shall be subject to being towed away at vehicle owner's expenses at the election of Tenant or Landlord.

30. Tenant shall be responsible for the observance of all the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees, and guests.

31. These Rules and Regulations shall not be construed to in any way modify, alter, or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the building.

32. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted, except such rules as would modify Tenant's Lease.

33. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment and following discussion with any Tenant who occupies the entire building and consideration of said Tenant's views may from time to time be needed for safety and security, for care and cleanliness of the building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted if they apply to all tenants after having received a copy of the same.